                                                                       EXECUTION

                                                                    EXHIBIT 10.9

================================================================================



                               CREDIT AGREEMENT


                           Dated as of May 14, 1998


                                     among


                   LOEWS CINEPLEX ENTERTAINMENT CORPORATION,
                                 as Borrower,


                          THE LENDERS LISTED HEREIN,
                                  as Lenders,

                            BANKERS TRUST COMPANY,
            as Administrative Agent and as a Co-Syndication Agent,

                            BANK OF AMERICA NT&SA,
                          as a Co-Syndication Agent,

                             THE BANK OF NEW YORK,
                          as a Co-Syndication Agent,

                                      and

                          CREDIT SUISSE FIRST BOSTON,
                          as a Co-Syndication Agent,


================================================================================

                   LOEWS CINEPLEX ENTERTAINMENT CORPORATION

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
SECTION 1      DEFINITIONS.........................................................   3
       1.1     CERTAIN DEFINED TERMS...............................................   3
       1.2     Accounting Terms; Utilization of GAAP for Purposes of
               Calculations Under Agreement........................................  35
       1.3     Other Definitional Provisions.......................................  35

SECTION 2      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..........................  35
       2.1     Commitments; Making of Loans; the Register; Notes...................  35
       2.2     Interest on the Loans...............................................  43
       2.3     Fees................................................................  47
       2.4     Prepayments and Reductions in Commitments of Revolving Loans;
               General Provisions Regarding Payments; Termination of Commitments...  48
       2.5     Use of Proceeds.....................................................  55
       2.6     Special Provisions Governing Eurodollar Rate Loans..................  56
       2.7     Increased Costs; Taxes; Capital Adequacy............................  58
       2.8     Obligation of Lenders and Issuing Lenders to Mitigate...............  62
       2.9     GUARANTOR DESIGNATED SENIOR INDEBTEDNESS............................  63

SECTION 3      LETTERS OF CREDIT...................................................  63
       3.1     Issuance of Letters of Credit and Lenders' Purchase of
               Participations Therein..............................................  63
       3.2     Letter of Credit Fees...............................................  67
       3.3     Drawings and Reimbursement of Amounts Drawn Under Letters of
               Credit..............................................................  67
       3.4     Obligations Absolute................................................  70
       3.5     Indemnification; Nature of Issuing Lenders' Duties..................  71
       3.6     Increased Costs and Taxes Relating to Letters of Credit.............  72
       3.7     Existing Letters of Credit..........................................  73

SECTION 4      CONDITIONS TO LOANS AND LETTERS OF CREDIT...........................  74
       4.1     Conditions to Initial Revolving Loans...............................  74
       4.2     Conditions to All Loans.............................................  81
       4.3     Conditions to Letters of Credit.....................................  83

                                      (i)

                                                                                    PAGE
                                                                                    ----
SECTION 5      COMPANY'S REPRESENTATIONS AND WARRANTIES............................  83
       5.1     Organization, Powers, Qualification, Good Standing, Business and
               Subsidiaries........................................................  83
       5.2     Authorization of Borrowing, etc.....................................  84
       5.3     Financial Condition.................................................  86
       5.4     No Material Adverse Change; No Restricted Junior Payments...........  86
       5.5     Title to Properties; Liens..........................................  87
       5.6     Litigation; Adverse Facts...........................................  87
       5.7     Payment of Taxes....................................................  87
       5.8     Performance of Agreements; Materially Adverse Agreements;
               Material Contracts..................................................  87
       5.9     Governmental Regulation.............................................  88
       5.10    Securities Activities...............................................  88
       5.11    Employee Benefit Plans..............................................  88
       5.12    Certain Fees........................................................  89
       5.13    Environmental Protection............................................  89
       5.14    Employee Matters....................................................  91
       5.15    Solvency............................................................  91
       5.16    Disclosure..........................................................  91
       5.17    Related Agreements..................................................  91
       5.18    Insurance...........................................................  92
       5.19    Intellectual Property...............................................  92
       5.20    Loans and Guaranty Permitted under Subordinated Debt Documents......  92

SECTION 6      COMPANY'S AFFIRMATIVE COVENANTS.....................................  93
       6.1     Financial Statements and Other Reports..............................  93
       6.2     Corporate Existence, etc............................................  98
       6.3     Payment of Taxes and Claims; Tax Consolidation......................  99
       6.4     Maintenance of Properties; Insurance................................  99
       6.5     Inspection; Lender Meeting.......................................... 100
       6.6     Compliance with Laws, etc........................................... 100
       6.7     Environmental Disclosure and Inspection............................. 100
       6.8     Company's Remedial Action Regarding Hazardous Materials............. 102
       6.9     Execution of Guaranty and Collateral Documents by Future
               Subsidiaries........................................................ 102

SECTION 7      COMPANY'S NEGATIVE COVENANTS........................................ 103
       7.1     Indebtedness........................................................ 103
       7.2     Liens and Related Matters........................................... 105
       7.3     Investments; Joint Ventures......................................... 107
       7.4     Contingent Obligations.............................................. 109
       7.5     Restricted Junior Payments; Certain Other Payments.................. 110

                                     (ii)

                                                                                    PAGE
                                                                                    ----
       7.6     Financial Covenants................................................. 111
       7.7     Restriction on Fundamental Changes; Asset Sales and Acquisitions.... 113
       7.8     Fiscal Year......................................................... 114
       7.9     Sale or Discount of Receivables..................................... 114
       7.10    Transactions with Shareholders and Affiliates....................... 114
       7.11    Disposal of Subsidiary Stock........................................ 115
       7.12    Conduct of Business................................................. 115
       7.13    Amendments of Related Agreement; Documents Relating to
               Subordinated Indebtedness; Amendments of Material Documents......... 115

SECTION 8      EVENTS OF DEFAULT................................................... 116
       8.1     Failure to Make Payments When Due................................... 116
       8.2     Default in Other Agreements......................................... 116
       8.3     Breach of Certain Covenants......................................... 117
       8.4     Breach of Warranty.................................................. 117
       8.5     Other Defaults Under Loan Documents................................. 117
       8.6     Involuntary Bankruptcy; Appointment of Receiver, etc................ 117
       8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.................. 118
       8.8     Judgments and Attachments........................................... 118
       8.9     Dissolution......................................................... 118
       8.10    Employee Benefit Plans.............................................. 118
       8.11    Change in Control................................................... 119
       8.12    Invalidity of Guaranty.............................................. 119
       8.13    Failure of Security................................................. 119

SECTION 9      AGENT............................................................... 120
       9.1     Appointment......................................................... 120
       9.2     Powers and Duties; General Immunity................................. 120
       9.3     Representations and Warranties; No Responsibility For Appraisal
               of Creditworthiness................................................. 122
       9.4     Right to Indemnity.................................................. 122
       9.5     Successor Agent..................................................... 122
       9.6     Collateral Documents and Guaranty................................... 123

SECTION 10     MISCELLANEOUS....................................................... 123
       10.1    Assignments and Participations in Loans and Letters of Credit....... 123
       10.2    Expenses............................................................ 126
       10.3    Indemnity........................................................... 127
       10.4    Set-Off; Security Interest in Deposit Accounts...................... 128
       10.5    Ratable Sharing..................................................... 129
       10.6    Amendments and Waivers.............................................. 130
       10.7    Independence of Covenants........................................... 131

                                     (iii)

                                                                                    PAGE
                                                                                    ----
       10.8    Notices............................................................. 131
       10.9    Survival of Representations, Warranties and Agreements.............. 132
       10.10   Failure or Indulgence Not Waiver; Remedies Cumulative............... 132
       10.11   Marshalling; Payments Set Aside..................................... 132
       10.12   Severability........................................................ 132
       10.13   Obligations Several; Independent Nature of Lenders' Rights.......... 133
       10.14   Headings............................................................ 133
       10.15   Applicable Law...................................................... 133
       10.16   Successors and Assigns.............................................. 133
       10.17   Consent to Jurisdiction and Service of Process...................... 133
       10.18   Waiver of Jury Trial................................................ 134
       10.19   Confidentiality..................................................... 134
       10.20   Counterparts; Effectiveness......................................... 135

       Signature pages                                                              S-1

                                     (iv)

                                   EXHIBITS


I         FORM OF NOTICE OF BORROWING
II        FORM OF NOTICE OF CONVERSION/CONTINUATION
III       FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV-A      FORM OF TRANCHE A REVOLVING NOTE
IV-B      FORM OF TRANCHE B REVOLVING NOTE
V         FORM OF COMPLIANCE CERTIFICATE
VI        FORM OF FINANCIAL CONDITION CERTIFICATE
VII       FORM OF INTERCOMPANY NOTE
VIII-A    FORM OF OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
VIII-B    FORM OF OPINION OF GOODMAN & CARR
IX        FORM OF OPINION OF O'MELVENY & MYERS LLP
X         FORM OF ASSIGNMENT AGREEMENT
XI        FORM OF AUDITOR'S LETTER
XII       FORM OF CERTIFICATE RE NON-BANK STATUS
XIII      FORM OF COLLATERAL ACCOUNT AGREEMENT
XIV       FORM OF TRANCHE B CONTINUATION NOTICE
XV        FORM OF COMPANY SECURITY AGREEMENT
XVI       FORM OF COMPANY PLEDGE AGREEMENT
XVII      FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
XVIII     FORM OF SUBSIDIARY GUARANTY
XIX       FORM OF SUBSIDIARY SECURITY AGREEMENT
XX        FORM OF SUBSIDIARY PLEDGE AGREEMENT
XXI       FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXII      INTENTIONALLY OMITTED
XXIII     FORM OF NEW COMMITMENT ACCEPTANCE
XXIV      FORM OF INCREASED COMMITMENT ACCEPTANCE

                                      (v)

                                   SCHEDULES


1.1L      EXISTING LETTERS OF CREDIT
1.1W      CERTAIN OPERATING LEASES
1.1WH          CERTAIN INDEBTEDNESS
2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1A(i)   CERTAIN GOOD STANDING CERTIFICATE
4.1B      CAPITAL AND OWNERSHIP STRUCTURE
5.1A      CERTAIN LOAN PARTIES
5.1D      SUBSIDIARIES OF COMPANY
5.6       LITIGATION
5.12      CERTAIN FEES
5.13      ENVIRONMENTAL MATTERS
7.1(vi)   CERTAIN EXISTING INDEBTEDNESS
7.2(v)    CERTAIN EXISTING LIENS
7.3       CERTAIN EXISTING INVESTMENTS
7.4(vi)   CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.4(xi)   CERTAIN EXISTING LETTERS OF CREDIT
7.10      CERTAIN AFFILIATE TRANSACTIONS

                                     (vi)

                               CREDIT AGREEMENT



     This CREDIT AGREEMENT is dated as of May 14, 1998 and entered into by and among LOEWS CINEPLEX ENTERTAINMENT CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), BANKERS TRUST COMPANY ("BTCO"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT") and as a Co-Syndication Agent, BANK OF AMERICA NT&SA, as a Co-Syndication Agent, THE BANK OF NEW YORK, as a Co-Syndication Agent and CREDIT SUISSE FIRST BOSTON, as a Co-Syndication Agent.


                                R E C I T A L S
                                ---------------

     WHEREAS, Company is an indirect wholly-owned Subsidiary (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) of Sony Pictures Entertainment Inc., a Delaware corporation ("SPE");

     WHEREAS, on or before the Closing Date SPE shall sell, assign and transfer to a Subsidiary of Company all of the right, title and interest of SPE and its Affiliates in the IMAX Agreements in exchange for a cash payment equal to the IMAX Purchase Price (the "IMAX TRANSACTION");

     WHEREAS, Company will (a) lend to various Subsidiaries of Company an amount sufficient to, and cause such Subsidiaries to, repay the Sony Land Indebtedness,
(b) repay the Sony Capital Indebtedness and (c) refinance Indebtedness of Cineplex Odeon under the Existing Cineplex Credit Agreement (the "EXISTING CINEPLEX BANK REFINANCING");

     WHEREAS, (i) Plitt and Cineplex Odeon are currently obligated with respect to $200 million in aggregate outstanding principal amount of the Plitt Notes,
(ii) after giving effect to the Business Combination Transactions, (a) Plitt shall remain obligated with respect thereto, (b) Cineplex Odeon shall be released from its guaranty with respect thereto and (c) Company shall guarantee Plitt's obligations with respect to the Plitt Notes on a senior subordinated basis and (iii) Plitt shall be obligated to offer to repurchase the Plitt Notes pursuant to the Plitt Change of Control Offer ("PLITT NOTE REPURCHASE TRANSACTIONS");

     WHEREAS, Company will pay to its shareholders of record as of the day prior to the Closing Date the SPE Dividend;

     WHEREAS, Universal shall subscribe for 4,426,606 shares of Company's Common Stock in consideration of the payment of not less than $84,500,000 pursuant to the Universal Subscription Agreement (the "UNIVERSAL INVESTMENT");

     WHEREAS, Company and Cineplex Odeon will effect a business combination pursuant to a plan of arrangement of Cineplex Odeon under Section 182 of the Business Corporations Act (Ontario) in which: (i) Cineplex Odeon shall exchange all of the issued and outstanding capital stock of Plitt with Company for 8,242,385 shares of Company Common Stock (the "EXCHANGE SHARES"), (b) Cineplex Odeon shall distribute the Exchange Shares to its shareholders in consideration of the purchase from them, and cancellation, of approximately 46.60% of their shares of Cineplex Odeon Common Stock at the rate of one Exchange Share for each ten shares of Cineplex Odeon Common Stock and (c) Company shall acquire from Cineplex Odeon's shareholders the remaining outstanding shares of Cineplex Odeon Common Stock (other than certain shares of Cineplex Odeon Common Stock with respect to which the holders have exercised certain dissent rights) in exchange for 9,437,548 shares of Company Common Stock (the "COMBINATION SHARES") at the rate of one Combination Share for each ten shares of Cineplex Odeon Common Stock, except that 800,000 shares of Cineplex Odeon Common Stock held by Universal will be exchanged with Company for 80,000 shares of Company Class B Non-Voting Common Stock and 40,000 shares of Cineplex Odeon Common Stock held by the Bronfman Trust will be exchanged with Company for 4,000 shares of Company Class B Non-Voting Common Stock, in each case pursuant to the Plan of Arrangement (collectively, the "ARRANGEMENT");

     WHEREAS, SPE shall (a) cause CPE Holdings, Inc. to exchange all of the shares of stock of S&J Theatres, Inc., a wholly-owned Subsidiary of SPE
("S&J") to Loews USA Cinemas, Inc., a wholly owned Subsidiary of Company, and
(b) cause Star Theatres, Inc., a wholly-owned Subsidiary of SPE ("STAR"), to merge with and into Loews Theatres Enterprises, Inc., a wholly owned Subsidiary of Company, with Loews Theatres Enterprises, Inc. surviving such merger, in each case in exchange for shares of Company Common Stock (collectively, the "SUBSIDIARY TRANSACTIONS");

     WHEREAS, Lenders have agreed to extend certain credit facilities to Company, the proceeds of which will be used (i) to finance (a) the Existing Cineplex Bank Refinancing, (b) the Sony Debt Repayment, (c) the Plitt Note Repurchase Transactions, (d) the IMAX Transaction and (e) the SPE Dividend, (ii) to pay Transaction Costs, (iii) to finance Permitted Investments and (iv) to provide for working capital and/or other general purposes of Company and its Subsidiaries;

     WHEREAS, Company chooses to secure all of the Obligations hereunder and the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of its personal property, including without limitation, a pledge of all of the equity interests in each of its Domestic Subsidiaries and 65% of the equity interests in each of its Foreign Subsidiaries; and

     WHEREAS, all of the Domestic Subsidiaries of Company have agreed to guaranty the Obligations hereunder and under the other Loan Documents and each Domestic Subsidiary has agreed to secure its guaranty by granting to Administrative Agent a first priority Lien on substantially all of its respective personal property including a pledge of all of the equity interests in each of its Domestic Subsidiaries and 65% of the equity interests in each of its Foreign Subsidiaries;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree as follows:


Section 1  DEFINITIONS

1.1  Certain Defined Terms.
     ---------------------

     The following terms used in this Agreement shall have the following meanings:

     "ADDITIONAL INDEBTEDNESS" has the meaning assigned to that term in subsection 7.1(ix).

     "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination
Date with respect to a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one
--------
percent) to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by (ii) a
                                                              --
percentage equal to 100% minus the stated maximum rate of all reserve
                         -----
requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "ADMINISTRATIVE AGENT" means BTCo in such capacity hereunder and under the other Loan Documents.

     "AFFECTED LENDER" has the meaning assigned to that term in subsection
2.6C.

     "AFFECTED LOANS" has the meaning assigned to that term in subsection
2.6C.

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGENT" means BTCo in its capacity as Administrative Agent, and BTCo, The Bank of New York, Credit Suisse First Boston and Bank of America NT&SA, in their respective capacities as a Co-Syndication Agent, hereunder and under the Loan Documents, and also means and includes any successor Agent appointed pursuant to subsection 9.5.

     "AGREEMENT" means this Credit Agreement dated as of May 14, 1998, as it may be amended, supplemented or otherwise modified from time to time.

     "ANNUALIZED PRO FORMA EBITDA" means, for any period, the sum of (i)
EBITDA of the Company and its wholly owned Subsidiaries for such period (excluding to the extent duplicative of clauses (ii) and (iii) equity in earnings of Joint Ventures and non-wholly owned Subsidiaries) plus (ii) (a) the
                                                              ----
EBITDA of each non-wholly owned Subsidiary of Company and Joint Venture of Company or any of Company's wholly-owned Subsidiaries multiplied by (b) the Ownership Percentage with respect to each such non-wholly owned Subsidiary and Joint Venture, as the case may be, plus (iii) (other than for purposes of the
                                   ----
definition of Annualized Pro Forma Wholly Owned EBITDAR) without duplication of amounts included in clause (ii), 100% of the EBITDA of the Magic Johnson Theatres partnership (annualized in a manner consistent with the other elements of this definition) for any period in which Indebtedness of the Magic Johnson Theatres partnership is included in Wholly-Owned Total Debt plus (iv) Proforma
                                                            ----
EBITDA for Annualized Theatres minus Actual Fiscal Quarter EBITDA.
                               -----

          "Proforma EBITDA for Annualized Theatres" shall be the sum of the Proforma EBITDA for each Annualized Theatre, calculated on an Annualized Theatre by Annualized Theatre basis in accordance with the formula set forth below.

          Proforma EBITDA for each          Actual Fiscal Quarter EBITDA
                                            ----------------------------
                                      =
           Annualized Theatre               Annualization Factor

          Where:

          "Actual Fiscal Quarter EBITDA" means the sum of EBITDA from each Annualized Theatre for each Included Quarter.

          "Included Quarter" means each full Fiscal Quarter that such Annualized Theatre was in operation during the measurement period.

          "Annualization Factor" means the sum of annualization factors set forth below for Included Quarters:

          -------------------------------------------------------
          Quarter ending May 31 of each year                 0.16
          -------------------------------------------------------
          Quarter ending August 31 of each year              0.37
          -------------------------------------------------------
          Quarter ending November 30 of each year            0.17
          -------------------------------------------------------
          Quarter ending February 28 or 29 of each year      0.30
          -------------------------------------------------------
                                                    Total  100.00
          -------------------------------------------------------

          "Annualized Theatres" means, for any period, newly constructed theatres identified to the Administrative Agent that have had at least one complete Fiscal Quarter of operation, but less than four complete Fiscal Quarters of operation.

     "ANNUALIZED PRO FORMA WHOLLY OWNED EBITDA" means, for any period, Annualized Pro Forma EBITDA for such period, excluding, however, (i) an amount equal to (a) Annualized Pro Forma EBITDA attributable to each Joint Venture (in each case to the extent otherwise included in Annualized Pro Forma EBITDA) and
(ii) an amount equal to the amount of EBITDA attributable to any non-wholly owned Subsidiary of Company (to the extent otherwise included in Annualized Pro Forma EBITDA) but including 100% of the EBITDA of the Magic Johnson Theatres partnership (annualized in a manner consistent with the definition of "Annualized Pro Forma EBITDA") for any period in which Indebtedness of the Magic Johnson Theatres partnership is included in Wholly-Owned Total Debt .

     "ANNUALIZED PRO FORMA WHOLLY OWNED EBITDAR" means, for any period, the sum of the amounts for such period of (i) Annualized Pro Forma Wholly Owned EBITDA plus (ii) Annualized Pro Forma Wholly Owned Rent Expense.
       ----

     "ANNUALIZED PRO FORMA WHOLLY OWNED RENT EXPENSE" means, for any period, the sum of (i) Wholly Owned Rent Expense for such period plus (ii) Pro forma
                                                         ----
Wholly Owned Rent Expense for Annualized Theatres minus Actual Fiscal Quarter
                                                  -----
Wholly Owned Rent Expense for Annualized Theatres.

     "Pro forma Wholly Owned Rent Expense for Annualized Theatres" shall be the sum of the Pro forma Wholly Owned Rent Expense for each Annualized Theatre, calculated on an Annualized Theatre by Annualized Theatre basis in accordance with the formula set forth below.

     --------------------------------------------------------------------------------------------
     Pro forma Wholly Owned Rent Expense for          Actual base rent provided for in the
     each Annualized Theatre with less than two       applicable lease for such complete Fiscal
     complete Fiscal Quarters of operation.           Quarter multiplied by 4
                                                              ----------
     --------------------------------------------------------------------------------------------

     ----------------------------------------------------------------------------------------
     Pro forma Wholly Owned Rent Expense for          Actual base rent provided for in the
     each Annualized Theatre with more than           applicable lease for such two complete
     two complete Fiscal Quarters of operation        Fiscal Quarters multiplied by 2
     but less than four complete Fiscal Quarters                      ----------
     of operation.
     ----------------------------------------------------------------------------------------
     Pro forma Wholly Owned Rent Expense for          Actual base rent provided for in the
     each Annualized Theatre with more than           applicable lease for such three complete
     three complete Fiscal Quarters of operation      Fiscal Quarters multiplied by 4/3
     but less than four complete Fiscal Quarters                      ----------
     of operation.
     --------------------------------------------------------------------------------------------

          Where:

          "Actual Fiscal Quarter Wholly Owned Rent Expense" means the sum of Wholly Owned Rent Expense from each Annualized Theatre for each Included Quarter.

          "Included Quarter" means each full Fiscal Quarter that such Annualized Theatre was in operation during the measurement period.

          "Annualized Theatres" means, for any period, newly constructed theatres identified to the Administrative Agent that have had at least one complete Fiscal Quarter of operation, but less than four complete Fiscal Quarters of operation.

     "APPLICABLE MARGIN" has the meaning assigned that term in subsection
2.2A.

     "ARRANGEMENT" has the meaning assigned that term in the Recitals hereto.

     "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or
(iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) obsolete equipment and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $2,000,000 or less).

     "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.
        ---------

     "AUDITOR'S LETTER" means a letter, substantially in the form of Exhibit
                                                                     -------
XI annexed hereto, executed by a nationally recognized accounting firm and
--
delivered to Agent pursuant to subsection 4.1 or 6.1(ii).

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

     "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

     "BONY EXISTING LETTERS OF CREDIT" means the letters of credit outstanding prior to, and with an expiration date later than, the Closing Date and listed on part (ii) of Schedule 1.1L annexed hereto.
             -------------

     "BRONFMAN TRUST" means Charles Rosner Bronfman Family Trust, a trust created under the laws of Quebec.

     "BT EXISTING LETTERS OF CREDIT" means the letters of credit outstanding prior to, and with an expiration date later than, the Closing Date and listed on part (iii) of Schedule 1.1L annexed hereto.
              -------------

     "BUSINESS COMBINATION TRANSACTIONS" means the Arrangement, the Subsidiary Transactions, the IMAX Transaction, the SPE Dividend and the Universal Investment.

     "BUSINESS DAY" means (i) for all purposes other than as covered by clause
(ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

     "CANADIAN DOLLARS" and the sign "CN$" means the lawful money of Canada.

     "CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the
consolidated statement of cash flows of Company and its Subsidiaries plus (ii)
                                                                     ----
to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of Company and its Subsidiaries, or the stock or other evidence of beneficial ownership of, any Person other than Company or any of its Subsidiaries plus (iii) to the extent
                                                     ----
not covered by clauses (i) or (ii) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to make Permitted Investments and Permitted Acquisitions pursuant to subsection 7.3(ix).

     "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided that, with respect to Company and its Subsidiaries, "Capital Lease" shall also include any lease that Company or any of its Subsidiaries is a party to with respect to a theatre which has been closed by Company or such Subsidiary, as the case may be, and for which Company or such Subsidiary, as the case may be, has established a liability on its balance sheet in accordance with GAAP.

     "CASH" means money, currency or a credit balance in a Deposit Account.

     "CASH EQUIVALENTS" means, as at any date of determination, (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's.

     "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XII annexed hereto delivered by a Lender to Administrative Agent
        -----------
pursuant to subsection 2.7B(iii).

     "CHANGE OF CONTROL" means (i) as of any date, that any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing a percentage of the combined voting power of all Securities of Company entitled to vote in the election of directors (other than Securities having such power only by reason of the happening of a contingency) which is equal to or greater than the aggregate percentage of the combined voting power of all Securities of Company entitled to vote in the election of directors (other than Securities having such power only by reason of the happening of a contingency) beneficially owned by SPE, Universal and their Affiliates in the aggregate as of such date or (ii) a majority of the members of the Board of Directors of Company shall not be Continuing Directors.

     "CHANGE IN LAW" means the enactment, promulgation, execution or ratification of, or any change in, modification of, or amendment to, any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof.

     "CINEPLEX ODEON" means Cineplex Odeon Corporation, a corporation formed under the laws of the province of Ontario, which immediately after the consummation of the Business Combination Transactions will be a direct wholly-owned Subsidiary of Company.

     "CINEPLEX ODEON COMMON STOCK" means the common shares of Cineplex Odeon, no par value per share.

     "CLOSING DATE" means the date on or before May 30, 1998, on which the conditions set forth in subsection 4.1 have been satisfied by Company or have been waived in writing by Co-Syndication Agents.

     "COLLATERAL" means, collectively, all of the personal property (including capital stock) in which Liens are purported to be granted by the Collateral Documents.

     "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

     "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Collateral
                             ------------
Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

     "COLLATERAL DOCUMENTS" means the Collateral Account Agreement, Company Security Agreement, Company Pledge Agreement, Company Trademark Security Agreement, Subsidiary Security Agreement, Subsidiary Pledge Agreement and Subsidiary Trademark Security Agreement.

     "COMBINATION SHARES" has the meaning assigned that term in the Recitals hereto.

     "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

     "COMMITMENT" means any of the Tranche A Revolving Loan Commitment or Tranche B Revolving Loan Commitment and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

     "COMMITMENT FEE PERCENTAGE" has the meaning assigned to that term in subsection 2.3A.

     "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

     "COMPANY COMMON STOCK" means the common stock of Company, par value $.01 per share.

     "COMPANY CLASS A NON-VOTING COMMON STOCK" means the Class A Non-Voting Common Stock of Company, par value $.01 per share.

     "COMPANY CLASS B NON-VOTING COMMON STOCK" means the Class B Non-Voting Common Stock of Company, par value $.01 per share.

     "COMPANY NON-VOTING COMMON STOCK" means the Company Class A Non-Voting Common Stock and the Company Class B Non-Voting Common Stock.

     "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit
                                                                       -------
XVI annexed hereto, as such Company Pledge Agreement may be amended,
---
supplemented or otherwise modified from time to time.

     "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Company Security Agreement may be amended
   ----------
or supplemented or otherwise modified from time to time.

     "COMPANY TRADEMARK SECURITY AGREEMENT" means the Company Trademark Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Company
                             ------------
Trademark Security Agreement may be amended, supplemented or otherwise modified from time to time.

     "COMPETITOR" means any Person engaged directly or indirectly or having any Affiliate engaged directly or indirectly in the production, distribution or exhibition of motion pictures.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of
Exhibit V annexed hereto delivered to Agent and Lenders by Company pursuant to
---------
subsection 6.1(iii).

     "CONSOLIDATED DEBT" means, as at any date of determination, the sum of
(i) Wholly-Owned Total Debt plus (ii) (a) the aggregate stated balance sheet
                            ----
amount of all Indebtedness of each non-wholly-owned Subsidiary of Company and Joint Venture of Company or any of Company's Subsidiaries, net of Cash of such Subsidiary or Joint Venture (excluding, however, an amount equal to the Indebtedness of each non-wholly owned Subsidiary of Company and Joint Venture of Company or any of Company's Subsidiaries to the extent included in Wholly-Owned Total Debt) multiplied by (b) the Ownership Percentage with respect to each such
            ---------- --
non-wholly-owned Subsidiary and Joint Venture, as the case may be.

     "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of EBITDA of Company and its Subsidiaries; provided that there
                                                        --------
shall be excluded (i) the income (or loss) of any other Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, and (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

     "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "CONTINUING DIRECTOR" shall mean, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of SPE or Universal.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CO-SYNDICATION AGENTS" means BTCo, The Bank of New York, Bank of America NT&SA and Credit Suisse First Boston, in their respective capacities as co-syndication agents of the credit facilities described herein.

     "COVERED TAX" or "COVERED TAXES" means all Tax or Taxes other than any Excluded Tax or Excluded Taxes.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

     "CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

     "CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP.

     "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "DOJ SETTLEMENT" means the Stipulation and Order entered April 16, 1998 in the matter of United States et al vs. Sony Corporation of America, Company,
                               -----
Cineplex Odeon and J.E. Seagram Corp. and the related Final Judgment in the form entered by the court in such case.

     "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of Company other than a Foreign Subsidiary.

     "EBITDA" means, for any period, for any Person the sum of the amounts, without duplication of component amounts, for such period of (i) Net Income,
(ii) Interest Expense, (iii) any amounts referred to in subsection 2.3 payable to the Lenders and the Agents prior to the Closing Date to the extent such amounts have been deducted from Net Income and excluded from Interest Expense,
(iv) provisions for taxes based on income or equity, (v) total depreciation expense, (vi) total amortization expense, (vii) all extraordinary losses, including losses arising from the sale or disposition of assets, (viii) any amounts representing the amortization of deferred financing expense (to the extent not already included in (1) Interest Expense or (2) clause (iii) above),
(ix) other non-cash items reducing Net Income less other non-cash items
                                              ----
increasing Net Income, (x) one-time costs and expenses in connection with the Business Combination Transactions (to the extent not already included in clause
(iii) above), (xi) non-recurring and other one-time non-operating expenses and
(xii) the effect of accounting changes pursuant to opinion No. 20 of the Accounting Principles Board, all of the foregoing as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

     "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $250,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $250,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having a combined capital and surplus of at least $250,000,000; provided that
                                                                --------
(x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans in the ordinary course of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; and
(B) any Lender and any Affiliate of any Lender; provided that (x) no Affiliate
                                                --------
of Company shall be an Eligible Assignee and (y) no Competitor shall be an Eligible Assignee.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

     "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

     "ENVIRONMENTAL LAWS" means all applicable statutes, ordinances, orders, rules, regulations, plans, policies or decrees and requirements having the force of law relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), the
                                                    -- ---
Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the
                                                           -- ---
Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal
                                                           -- ---
Water Pollution Control Act ( 33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42
                                                 -- ---
U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601
                -- ---
et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
-- ---
(S)136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et
       -- ---                                                              --
seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S)
---
11001 et seq.), each as amended or supplemented, and any analogous future or
      -- ---
present local, state, provincial and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the

Person and with respect to liabilities arising after such period for which the Person could be liable under the Internal Revenue Code or ERISA.

     "ERISA EVENT" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably likely to result in the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan which is reasonably likely to result in the imposition of withdrawal liability therefor, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which is reasonably likely to result in the imposition on Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "EURO" means the single currency of participating member states of the European Monetary Union.

     "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

     "EUROPEAN MONETARY UNION" means the European Economic and Monetary Union as contemplated in the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and became effective on November 1, 1993), as amended from time to time.

     "EVENT OF DEFAULT" means each of the events set forth in Section 8.

     "EXCESS CASH FLOW" means, for any period, an amount (if positive), equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Working Capital Adjustment minus (ii) the sum,
                                                           -----
without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Wholly-Owned Total Debt actually made (excluding repayments of Loans except to the extent the Commitments are permanently reduced in connection with such repayments), (b) Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Wholly-Owned Total Debt Interest Expense to the extent paid in cash by Company and its wholly-owned Subsidiaries, (d) Permitted Investments and Permitted Acquisitions to the extent made in cash by Company or any of its wholly-owned Subsidiaries, (e) provisions for taxes based on income or equity of Company and its wholly-owned Subsidiaries to the extent paid in cash with respect to such periods, and (f) amounts paid in cash by Company and its wholly-owned Subsidiaries to the extent included in clause (x) through (xii) of the definition of "EBITDA."

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the spot rate of exchange (as provided by the foreign exchange trader of the Administrative Agent) in the New York foreign exchange market for the purchase of such currency in exchange for Dollars on such date, expressed as a number of units of such currency per one Dollar.

     "EXCHANGE SHARES" has the meaning assigned that term in the Recitals hereto.

     "EXCLUDED TAX" or "EXCLUDED TAXES" means Tax or Taxes imposed on or measured by a Person's net income, profits or gains (including any franchise or similar Taxes imposed in lieu thereof and any branch profits Taxes) by the United States or any state, local or foreign jurisdiction (or political subdivision thereof or taxing authority thereof or therein) in which the Lender is organized, has its principal office or has its applicable lending office.

     "EXISTING CINEPLEX BANK REFINANCING" has the meaning assigned that term in the Recitals hereto.

     "EXISTING CINEPLEX CREDIT AGREEMENT" means that certain Credit Agreement dated as of June 23, 1994 by and among Cineplex Odeon and Plitt, as Borrowers, the financial institutions from time to time party thereto and the Bank of Nova Scotia, as agent, and the Operating Loan Agreement dated as of June 23, 1995 between Plitt and Bank of Nova Scotia, as Agent, in each case as each of such credit agreement and operating loan agreement has been amended, supplemented or otherwise modified through the date hereof.

     "EXISTING LETTERS OF CREDIT" means the BONY Existing Letters of Credit and the BT Existing Letters of Credit.

     "FACILITIES" means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

     "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

     "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien has priority over any other Lien on such Collateral, other than Liens permitted under subsection 7.2A.

     "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

     "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on February 28 or February 29, as the case may be, of each calendar year.

     "FOREIGN SUBSIDIARY" means any Subsidiary of Company (a) which is organized under the laws of any jurisdiction outside of the United States of America or (b) any Domestic Subsidiary whose sole assets consist of either (i) stock of a Subsidiary, (ii) equity Securities in a Joint Venture or (iii) an Investment in a Person, in each case that is organized under the laws of any jurisdiction outside of the United States of America.

     "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at 130 Liberty Street, New York, New York 10006 or (ii) such other office of Administrative

Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

     "FUNDING DATE" means the date of the funding of a Loan.

     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination; provided that, with respect to financial statements of Cineplex Odeon and its Subsidiaries not included within the consolidated financial statements of Company and its Subsidiaries, "GAAP" shall mean generally accepted accounting principles as applied in Canada.

     "GLOBAL NOTE" means that certain promissory note dated as of May 14, 1998 issued by those certain wholly owned Subsidiaries of Company party thereto to Company to evidence certain intercompany indebtedness, as such promissory note may be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state, provincial or local governmental authority, agency or court.

     "GUARANTY" means the Subsidiary Guaranty.

     "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect import under any applicable Environmental Laws; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

     "IMAX AGREEMENTS" means (i) the Lease Agreement between Lincoln Metrocenter Partners, L.P. and SPE dated May 21, 1992, and all ancillary agreements thereto, (ii) the Letter Agreement between IMAX Corporation and Sony Retail Entertainment dated March 3, 1995 and (iii) the Agreement between IMAX Corporation and SPE dated May 28, 1992, as amended January 19, 1996, as each such agreement may hereafter be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "IMAX PURCHASE PRICE" means an amount equal to the fair market value of the IMAX Agreements on the Closing Date.

     "IMAX TRANSACTION" has the meaning assigned to that term in the Recitals hereto.

     "INCREASE DATE" has the meaning assigned to that term in subsection
2.1F(ii).

     "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
(a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and
(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

     "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

     "INFORMATION CIRCULAR/PROSPECTUS" means that certain Management Information Circular and Proxy Statement/Prospectus of Cineplex Odeon Corporation dated February 13, 1998.

     "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely for
                                                      --------
purposes of this definition, any references to Company or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

     "INSOLVENCY LAWS" means the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or Canada or any province thereof.

     "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

     "INTERCOMPANY NOTES" means the promissory notes issued by a wholly owned Subsidiary of Company to Company or by Company to a wholly owned Subsidiary of Company to evidence intercompany debt in the form of Exhibit VII annexed hereto, as such Intercompany Notes may be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "INTEREST EXPENSE" for any Person means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of such Person and its Subsidiaries with respect to all outstanding Indebtedness of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, in the
                                                  ---------  -------
case of Company, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

     "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each January 15, April 15, July 15, and October 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than
           --------
three months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period or an integral multiple thereof.

     "INTEREST PERIOD" has the meaning assigned to that term in subsection
2.2B.

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

     "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Person that prior to such purchase or acquisition was a wholly-owned Subsidiary of Company and a party to a Guaranty), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Subsidiary of Company which is a party to a Guaranty, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IP COLLATERAL" means, collectively, the Collateral under the IP Collateral Documents.

     "IP COLLATERAL DOCUMENTS" means, collectively, the Company Trademark Security Agreement and the Subsidiary Trademark Security Agreements.

     "ISSUING LENDER" means, (i) with respect to the BONY Existing Letters of Credit, The Bank of New York, (ii) with respect to the BT Existing Letters of Credit, BTCo, and (iii) with respect to any other Letters of Credit, BTCo or any other Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

     "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement and any Person becoming a Lender pursuant to subsection 2.1F together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include BTCo as an Issuing Lender unless the context otherwise requires; provided that the term
                                                      --------
"Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

     "LETTER AGREEMENT" means that certain amended and restated letter agreement dated as of September 30, 1997 between the Bronfman Trust and Company, as such letter agreement may be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Standby Letters of
Credit or Commercial Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1 and includes, without limitation, the Existing Letters of Credit pursuant to subsection 3.7.

     "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of
                                             ----
all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

     "LEVERAGE RATIO" has the meaning assigned to that term in subsection 7.6B of this Agreement.

     "LIEN" means any lien, mortgage, deed of trust, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "LIRA" and the sign "L" means the lawful money of the Republic of Italy.

     "LOAN" or "LOANS" means one or more of the Tranche A Revolving Loans or Tranche B Revolving Loans or any combination thereof.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranty and the Collateral Documents.

     "LOAN PARTIES" means any of Company or any Subsidiary of Company executing the Guaranty.

     "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "MARKS" and the sign "DM" means the lawful money of the Federal Republic of Germany.

     "MASTER AGREEMENT" means that certain Amended and Restated Master Agreement dated as of September 30, 1997 by and among SPE, Company and Cineplex Odeon, as such Amended and Restated Master Agreement may be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "MATERIAL ADVERSE EFFECT" means (i) (a) prior to or concurrently with the consummation of the Subject Transactions, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of either Company and its wholly-owned Subsidiaries taken as a whole or Cineplex Odeon and its wholly-owned Subsidiaries taken as a whole or (b) after the consummation of the Subject Transactions, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its wholly-owned Subsidiaries taken as a whole, or (ii) the impairment in any material respect of the ability of any Loan Party to perform, or of any Agent or Lenders to enforce, the Obligations.

     "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) which would be required to be filed as an exhibit to an SEC Report under Item 601(b)(10) of Regulation S-K.

     "MOODY'S" means Moody's Investors Services, Inc.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

     "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Company or any of its Subsidiaries from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including without limitation (i) real property transfer tax, recording charges, brokers' fees, investment banking fees and income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the equity Securities or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

     "NET DEBT SECURITIES PROCEEDS" has the meaning assigned to that term in subsection 2.4A(iii)(c).

     "NET INCOME" of a Person means, for any period, the net income (or loss)
of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided
                                                                        --------
that there shall be excluded (i) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (ii) (to the extent not included in clause (i) above) any net extraordinary gains or net non-cash extraordinary losses.

     "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or such Subsidiary in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and, in the case of any such taking, net of (X) income taxes reasonably estimated to be actually payable within two years of the date of such taking as a result of any gain recognized in connection therewith and (Y) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the assets taken that is required to be repaid under the terms thereof as a result of such taking.

     "NOTES" means one or more of the Tranche A Revolving Notes or the Tranche B Revolving Notes or any combination thereof.

     "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit
                                                                       -------
I annexed hereto delivered by Company to Administrative Agent pursuant to
-
subsection 2.1B with respect to a proposed borrowing.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent
        ----------
pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

     "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or any of them under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

     "OFFER RESERVE" means, as of any date of determination, (y) $202,000,000 minus (z) an amount equal to 101% of the aggregate principal amount of Plitt Notes repurchased by Plitt as of such date pursuant to the Plitt Change of Control Offer.

     "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, its treasurer or controller; provided that every Officers'
                                                --------
Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with; and provided further that
                                                        -------- -------
with respect to any certificate required to be delivered pursuant to subsection 4.1, such certificate may be executed by any one such officer approved by Administrative Agent.

     "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "OWNERSHIP PERCENTAGE" means, as at any date of determination, with respect to any Joint Venture or non-wholly-owned Subsidiary, the percentage of the equity interests of such Joint Venture or non-wholly owned Subsidiary which is owned by Company or any of its Subsidiaries, adjusted to the extent necessary to take into account any preferred returns allocated to Company or any of its wholly-owned Subsidiaries.

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

     "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "PERMITTED ACQUISITION" means an acquisition (whether pursuant to an acquisition of stock, assets or otherwise) by Company or any Subsidiary from any Person of a business or an interest in a business in which all of the following is satisfied:

     (a) such business is permitted by subsection 7.12;

     (b) immediately before and after giving effect to such acquisition no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom; and

     (c) Company can demonstrate in form and substance satisfactory to Administrative Agent immediately after giving effect to such acquisition that Company is in pro forma compliance with the covenants set forth in Section 7 of this Agreement.

     "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords, statutory Liens of banks and rights of set off, statutory Liens of carriers, warehousemen, mechanics and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if
     (1) such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any material portion of the Collateral on account of such Lien;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

          (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

          (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vi) easements, rights-of-way, restrictions, encroachments, minor defects or irregularities in title, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (vii) any (a) interest or title of a lessor or sublessor under any lease permitted under this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

          (viii) Liens arising from filing UCC or other applicable personal property financing statements relating solely to leases permitted by this Agreement;

          (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (x) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

     "PERMITTED INVESTMENT" means a direct Investment by Company or a wholly-owned Subsidiary of Company in a Joint Venture or non-wholly-owned Subsidiary
(i) in which Company or such wholly-owned Subsidiary acquires and maintains, or is contractually obligated to acquire and maintain within 24 months of the initial Investment, at least 50% of the equity interests in such Joint Venture or non-wholly-owned Subsidiary and (ii) which is principally engaged in the business of operating movie theatres. The value of any Permitted Investment made by Company or a wholly-owned Subsidiary of Company with an asset other than cash shall be equal to the fair market value of such asset at the time such Permitted Investment is made, as determined in good faith by the Board of Directors of Company or such wholly-owned Subsidiary, as the case may be.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "PESETAS" and the sign "P" means the lawful money of the Kingdom of Spain.

     "PLAN OF ARRANGEMENT" means the Plan of Arrangement of Cineplex Odeon under Section 182 of the Business Corporations Act (Ontario) substantially in the form attached as Annex B to the Information Circular Prospectus, with such changes thereto as shall be consented to in writing by the Co-Syndication Agents on or before the Closing Date.

     "PLITT" means Plitt Theatres, Inc., a Delaware corporation, which, prior to the consummation of the Business Combination Transactions, is a direct wholly-owned Subsidiary of Cineplex Odeon and, immediately after the consummation of the Business Combination Transactions, will be a direct wholly-owned Subsidiary of Company.

     "PLITT CHANGE OF CONTROL OFFER" has the meaning assigned the term "Change of Control Offer" in Section 4.19 of the Plitt Indenture.

     "PLITT INDENTURE" means that certain Indenture dated June 23, 1994 by and among Plitt, as Issuer, Cineplex Odeon, as Guarantor, and The Bank of New York, as Trustee, as amended by that certain Supplemental Indenture dated as of May 14, 1998, as such Indenture may be further amended, supplemented or otherwise modified in accordance with subsection 7.13B.

     "PLITT NOTES" means the 10 7/8% Senior Subordinated Securities due 2004 issued pursuant to the Plitt Indenture, as such Senior Subordinated Securities may be amended, supplemented or otherwise modified in accordance with subsection 7.13B.

     "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by BTCo as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "PROCEEDINGS" has the meaning assigned to that term in subsection
6.1(ix).

     "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Revolving Loan Commitment or the Tranche A Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Tranche A Revolving Loan Exposure of that Lender by (y) the
--------                                                          --
aggregate Tranche A Revolving Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Revolving Loan Commitment or the Tranche B Revolving Loans of any Lender, the percentage obtained by dividing (x) the Tranche B Revolving Loan Exposure of that Lender by
            --------                                                          --
(y) the aggregate Tranche B Revolving Loan Exposure of all Lenders and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A Revolving Loan Exposure of that Lender
--------
plus the Tranche B Revolving Loan Exposure of that Lender by (y) the sum of the
----                                                      --
aggregate Tranche A Revolving Loan Exposure of all Lenders plus the sum of the
                                                           ----
aggregate Tranche B Revolving Loan Exposure of all Lenders. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule
                                                                        --------
2.1 annexed hereto; provided that Schedule 2.1 shall be amended and each
---                 --------      ------------
Lender's Pro Rata Share for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence shall be adjusted from time to time to give effect to the addition of new Lenders pursuant to subsection 2.1F and any assignments pursuant to subsection 10.1B.

     "PROSPECTIVE LENDER" has the meaning assigned to that term in subsection 2.1F(ii).

     "PURCHASE MONEY SECURITY INTEREST" has the meaning assigned to that term in subsection 7.2A(iii).

     "REFINANCING TRANSACTIONS" means the Sony Debt Repayment, the Existing Cineplex Bank Refinancing and the Plitt Note Repurchase Transaction.

     "REGISTER" has the meaning assigned to that term in subsection 2.1D.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

     "RELATED AGREEMENTS" means, collectively, the Master Agreement, the Plan of Arrangement, the Universal Subscription Agreement, the Stockholders Agreement, the Tax Sharing and Indemnity Agreement, the Sony Trademark Agreement, the Transition Services Agreement, (if any), the Letter Agreement, the Intercompany Notes, the Global Note and all other agreements or instruments delivered pursuant to or in connection with any of the foregoing.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "REQUEST FOR ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative
               -----------
Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

     "REQUIREMENT OF LAW" means (a) the certificates or articles of incorporation, by-laws and other organizational or governing documents of a Person, (b) any law, treaty, rule, regulation or determination of an arbitrator, court or other governmental authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

     "REQUISITE LENDERS" means Lenders having or holding a majority of the sum of the aggregate Tranche A Revolving Loan Exposure of all Lenders plus the
                                                                  ----
aggregate Tranche B Revolving Loan Exposure of all Lenders.

     "RESPONSIBLE OFFICER" means the chief executive officer, president, vice president, chief financial officer, principal accounting officer or treasurer of Company or any of its Subsidiaries.

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

     "REVOLVING LOAN COMMITMENT TERMINATION DATE" means May 14, 2003.

     "S&J" has the meaning assigned that term in the Recitals hereto.

     "S&P" means Standard & Poor's Ratings Services.

     "SEC REPORTS" means annual, quarterly and current reports filed by the Company with the SEC under Section 13(a) of the Exchange Act and proxy statements mailed by Company to its shareholders.

     "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "SENIOR DEBT RATINGS" means ratings assigned to Company's long-term senior debt.

     "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, substituting 5 percent whenever 10 percent appears in such Rule.

     "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "SONY CAPITAL" means Sony Capital Corporation, a Delaware corporation.

     "SONY CAPITAL INDEBTEDNESS" means the intercompany Indebtedness identified as "Working Capital Debt" in the Preliminary Closing Statement prepared by Company pursuant to Section 6.9 of the Master Agreement as being subject to repayment simultaneously with the closing of the Business Combination Transactions which is owed by Company and its Subsidiaries to Sony Capital, plus accrued interest thereon through the Closing Date.

     "SONY DEBT REPAYMENT" means the repayment of the Sony Capital Indebtedness and the Sony Land Indebtedness.

     "SONY LAND" means New York Bright Lights Corp., a New York corporation and the successor in interest by merger to Sony/Columbia Land Corporation, a California corporation.

     "SONY LAND INDEBTEDNESS" means the intercompany Indebtedness identified as "Intercompany Debt" in the Preliminary Closing Statement prepared by Company pursuant to Section 6.9 of the Master Agreement as being subject to repayment simultaneously with the closing of the Business Combination Transactions which is owed by certain of Company's Subsidiaries to Sony Land, plus accrued interest thereon through the Closing Date.

     "SONY TRADEMARK AGREEMENT" means that certain trademark agreement dated as of May 14, 1998 between Sony Corporation and Company, as such trademark agreement may be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "SPE" has the meaning assigned that term in the Recitals hereto.

     "SPE DIVIDEND" means an amount equal to (y) $409,347,000 (as such amount may be adjusted pursuant to Section 6.9 of the Master Agreement) minus (z) the
                                                                 -----
sum of (i) the Sony Debt Repayment and (ii) the IMAX Purchase Price.

     "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of
                                          --------
Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

     "STAR" has the meaning assigned that term in the Recitals hereto.

     "STOCKHOLDERS AGREEMENT" means that certain Amended and Restated Stockholders Agreement dated as of September 30, 1997 among Company, SPE, Universal, Bronfman Trust,

Charles R. Bronfman, E. Leo Kolber, Arnold M. Ludwick, Phyllis Lambert Foundation and 3096475 Canada Inc., as such Stockholders Agreement may be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "SUBJECT TRANSACTIONS" means the Business Combination Transactions and the Refinancing Transactions.

     "SUBORDINATED INDEBTEDNESS" means (y) the Indebtedness evidenced by the Plitt Notes and (z) Indebtedness of Company (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders; provided that, solely for purposes of subsection 7.13A "Subordinated
         --------
Indebtedness" shall include Additional Indebtedness issued pursuant to subsection 7.1(ix) and refinancing thereof pursuant to subsection 7.1(xi). The Indebtedness evidenced by the Plitt Notes (including Plitt's and Company's guarantees thereof) shall be "Subordinated Indebtedness" for all purposes under this Agreement.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "SUBSIDIARY GUARANTOR" means, at any time, any of Company's wholly owned Domestic Subsidiaries that is then a party to the Subsidiary Guaranty.

     "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by Company's wholly-owned Domestic Subsidiaries on the Closing Date and to be executed and delivered by Company's wholly-owned Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, substantially in the form of Exhibit XVIII annexed hereto, as such Subsidiary Guaranty may be
            -------------
amended, supplemented or otherwise modified from time to time.

     "SUBSIDIARY PLEDGE AGREEMENT" means the Subsidiary Pledge Agreement executed and delivered by each Subsidiary Guarantor on the Closing Date or to be executed and delivered by a Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of
Exhibit XX annexed hereto, as such Subsidiary Pledge Agreement may be amended,
----------
supplemented or otherwise modified from time to time.

     "SUBSIDIARY SECURITY AGREEMENT" means the Subsidiary Security Agreement executed and delivered by each Subsidiary Guarantor on the Closing Date or to be executed and delivered by a Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of
Exhibit XIX annexed hereto, as such Subsidiary Security Agreement may be
-----------
amended, supplemented or otherwise modified from time to time.

     "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means the Subsidiary Trademark Security Agreement executed and delivered by each Subsidiary Guarantor on the Closing Date or to be executed and delivered by a Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.9, in each case substantially in the form of Exhibit XXI annexed hereto, as such Subsidiary Trademark Security
               -----------
Agreement may be amended, supplemented or otherwise modified from time to time.

     "SUBSIDIARY TRANSACTIONS" has the meaning assigned to that term in the Recitals hereto.

     "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, including interest, penalties, additions to tax and similar liabilities with respect thereto, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

     "TAX SHARING AND INDEMNITY AGREEMENT" means that certain Tax Sharing and Indemnity Agreement dated as of May 14, 1998 between Sony Corporation of America and Company, as such agreement may hereafter be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "TOTAL UTILIZATION OF TRANCHE A REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Tranche A Revolving Loans made to Company plus (ii) the Letter of
                                                      ----
Credit Usage with respect to all Letters of Credit issued for the account of Company.

     "TOTAL UTILIZATION OF TRANCHE B REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of the aggregate principal amount of all outstanding Tranche B Revolving Loans made to Company.

     "TRANCHE A REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Tranche A Revolving Loans to Company pursuant to subsection 2.1A(i), and "TRANCHE A REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

     "TRANCHE A REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Tranche A Revolving Loan Commitments, that Lender's Tranche A Revolving Loan Commitment and (ii) after the termination of the Tranche A Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Tranche A Revolving Loans of that Lender plus (b) in the event that Lender is an
                     ----

Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations
                     ----
purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

     "TRANCHE A REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

     "TRANCHE A REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Revolving Loan Commitments and Tranche A Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV-A annexed hereto, as they may be
                             ------------
amended, supplemented or otherwise modified from time to time.

     "TRANCHE B ACTIVATION DATE" means the earlier of the dates, if any, occurring on or before the Tranche B Expiration Date on which Company either (i) makes its first borrowing under the Tranche B Revolving Loan Commitments or (ii) delivers a Tranche B Continuation Notice to Administrative Agent.

     "TRANCHE B CONTINUATION NOTICE" means a notice substantially in the form of Exhibit XIV annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1A(ii) on or before the Tranche B Expiration Date with respect to a continuation of the Tranche B Revolving Loan Commitments beyond the Tranche B Expiration Date.

     "TRANCHE B EXPIRATION DATE" means the earlier of (i) the date which is 60 days after the Closing Date and (ii) the expiration of the Plitt Change of Control Offer in accordance with its terms.

     "TRANCHE B REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Tranche B Revolving Loans to Company pursuant to subsection 2.1A(ii), and "TRANCHE B REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

     "TRANCHE B REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Tranche B Revolving Loan Commitments, that Lender's Tranche B Revolving Loan Commitment and (ii) after the termination of the Tranche B Revolving Loan Commitments, the sum of the aggregate outstanding principal amount of the Tranche B Revolving Loans of that Lender.

     "TRANCHE B REVOLVING LOANS" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

     "TRANCHE B REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(ii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Revolving Loan Commitments and Tranche B Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be
                             ------------
amended, supplemented or otherwise modified from time to time.

     "TRANSACTION COSTS" means the fees, costs and expenses payable by any Loan Party on or before the Closing Date in connection with the transactions contemplated hereby or by the Related Agreements.

     "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement between the Company, Sony Corporation of America and SPE dated as of May 14, 1998 as such agreement may hereafter be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "UNIVERSAL" means the Universal Studios, Inc., a Delaware corporation.

     "UNIVERSAL INVESTMENT" has the meaning assigned that term in the Recitals hereto.

     "UNIVERSAL SUBSCRIPTION AGREEMENT" means that certain Amended and Restated Subscription Agreement dated as of September 30, 1997 by and among Universal and Company, as such Subscription Agreement may hereafter be amended, supplemented or otherwise modified in accordance with subsection 7.13A.

     "WHOLLY-OWNED RENT EXPENSE" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis (and not included in Interest Expense) during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee excluding, however, an amount equal to the amount of all rents paid or payable by any non-wholly owned Subsidiary of Company (to the extent otherwise included in the aggregate amount of all rents paid or payable by Company and its Subsidiaries) but including, however, an amount equal to the aggregate maximum liability of Company and its wholly-owned Subsidiaries for such period in respect of Contingent Obligations of Company or such wholly-owned Subsidiary in respect of rent paid under Operating Leases of any non-wholly owned Subsidiary of Company or any Joint Venture of Company or any of its Subsidiaries (other than Contingent Obligations of Company existing on the Closing Date in respect of rent paid under the Operating Leases set forth on
Schedule 1.1W).
--------------

     "WHOLLY-OWNED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its wholly-owned Subsidiaries, determined on a consolidated basis in accordance with GAAP, less Cash of Company and its wholly-owned Subsidiaries plus the aggregate
                                                             ----
maximum liability of Company and its wholly-owned Subsidiaries in respect of Contingent Obligations in respect of any Indebtedness of any Joint Venture of Company or any of its Subsidiaries or any non-wholly-owned Subsidiary of Company or any of its Subsidiaries (other than Contingent Obligations of Company existing on the Closing Date in respect of the Indebtedness set forth on Schedule 1.1Wh).
                          --------------

     "WHOLLY-OWNED TOTAL DEBT INTEREST EXPENSE" means, for any period, total Interest Expense of Company and its Subsidiaries with respect to Wholly-Owned Total Debt.

     "WORKING CAPITAL" means, as at any date of determination, the excess of Current Assets over Current Liabilities.

     "WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Working Capital as of the beginning of such period exceeds (or is less than) Working Capital as of the end of such period.

     "YEAR 2000 PROBLEMS" means limitations in the capacity or readiness to handle date information for the Year 1999 or years beginning January 1, 2000 of any of the hardware, firmware or software systems ("Systems") associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications, and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of Company and its Subsidiaries, which limitations could reasonably be expected to have a Material Adverse Effect.

     "YEN" and the sign "Y" means the lawful money of Japan.

1.2  ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER
     ------------------------------------------------------------------------
     AGREEMENT.
     ---------

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3. Whenever this Agreement refers to the calculation of amounts in a currency other than U.S. Dollars, the maintenance of any Indebtedness, Lien, Contingent Obligation or Investment in such currency shall be permitted, regardless of subsequent fluctuations in exchange rates, if such Indebtedness, Lien, Contingent Obligation or Investment was permitted under this Agreement at the date on which it was incurred.

1.3  OTHER DEFINITIONAL PROVISIONS.
     -----------------------------

     References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof.


SECTION 2 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.
     -------------------------------------------------

     A.   REVOLVING LOAN COMMITMENTS.

          (i)    Tranche A Revolving Loan Commitments.  Subject to the terms and
                 ------------------------------------
     conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Tranche A Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Revolving Loan Commitments then in effect to be used for the purposes identified in subsection 2.5. The original amount of each Lender's Tranche A Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                                ------------
     original amount of the Tranche A Revolving Loan Commitments is $750,000,000; provided that the Tranche A Revolving Loan Commitments of
                   --------
     Lenders shall be reduced as provided in subsection 2.4 and adjusted to give effect to any assignments of the Tranche A Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that, in the event that
                                       --------  -------
     (i) the Tranche B Revolving Loan Commitments terminate on the Tranche B Expiration Date and (ii) there are no outstanding Tranche B Revolving Loans on the Tranche B Expiration Date, after the Tranche B Expiration Date, the amount of the Tranche A Revolving Loan Commitments may be increased from time to time up to a maximum aggregate amount of $1,000,000,000 pursuant to subsection 2.1F. Each Lender's Tranche A Revolving Loan Commitment shall expire on the Tranche A Revolving Loan Commitment Termination Date and all Tranche A Revolving Loans and all other amounts owed hereunder with respect to the Tranche A Revolving Loans and the Tranche A Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to, but excluding the Revolving Loan Commitment Termination Date, at any time and from time to time without premium or penalty except as provided in subsection 2.6D.

          Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Tranche A Revolving Loan Commitments exceed the Tranche A Revolving Loan Commitments then in effect.

          (ii)   Tranche B Revolving Loan Commitments.  Subject to the terms and
                 ------------------------------------
     conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Tranche B Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Revolving Loan Commitments then in effect to be used for the purposes identified in subsection 2.5. The original amount of each Lender's Tranche B Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate
                                ------------
     original amount of the Tranche B Revolving Loan Commitments is $250,000,000; provided that the Tranche B Revolving Loan Commitments of
                   --------
     Lenders shall be reduced as provided in subsection 2.4 and adjusted to give effect to any assignments of the Tranche B Revolving Loan Commitments pursuant to subsection 10.1B. Notwithstanding anything to the contrary contained herein, each Lender's Tranche B Revolving Loan Commitment shall expire on the Tranche B Expiration Date unless on or before the Tranche B Expiration Date Company shall have (i) paid any fees due and owing with respect to the Tranche B Revolving Loan Commitments pursuant to subsection 2.3B and (ii) either (a) borrowed Tranche B Revolving Loans pursuant to the Tranche B Revolving Loan Commitments or (b) delivered the Tranche B Continuation Notice to Administrative Agent (the "TRANCHE B CONTINUATION EVENT"). In the event that the Tranche B Continuation Event occurs, each Lender's Tranche B Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Tranche B Revolving Loans and all other amounts owed hereunder with respect to the Tranche B Revolving Loans and the Tranche B Revolving Loan Commitments shall be paid in full no later than that date. In the event that the Tranche B Continuation Event occurs, amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to, but excluding the Revolving Loan Commitment Termination Date, at any time and from time to time without premium or penalty except as provided in subsection 2.6D.

          Anything contained in this Agreement to the contrary notwithstanding, the Tranche B Revolving Loans and the Tranche B Revolving Loan Commitments shall be subject to the following limitations in the amounts indicated:

               (i) from the Closing Date through and including the Tranche B Expiration Date, in no event shall the Total Utilization of Tranche B Revolving Loan Commitments at any time exceed (i) the Tranche B Revolving Loan Commitments then in effect minus (ii) the Offer Reserve
                                                    -----
          then in effect; and

               (ii) after the Tranche B Expiration Date, in no event shall the Total Utilization of Tranche B Revolving Loan Commitments exceed the Tranche B Revolving Loan Commitments then in effect.

     B. BORROWING MECHANICS. Revolving Loans made on any Funding Date as Base Rate Loans shall not be subject to any minimum amounts. Revolving Loans made on any Funding Date as Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Whenever Company desires that Lenders make Revolving Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan), or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Loans made on the Closing Date, that such Loans shall be Base Rate Loans,
(iv) in the case of Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor; provided that the initial Funding Date with respect to any
                    --------
Eurodollar Rate Loans requested to be made hereunder (x) as Tranche A Revolving Loans shall not be earlier than the date (1) occurring 30 days after the Closing Date or (2) on which Administrative Agent notifies Company in writing that the primary syndication of the Tranche A Revolving Loan Commitments and the Tranche A Revolving Loans has been completed and (y) as Tranche B Revolving Loans shall not be earlier than the date (1) occurring 30 days after the Tranche B Expiration Date or (2) on which Administrative Agent notifies Company in writing that the primary syndication of the Tranche B Revolving Loan Commitments and the Tranche B Revolving Loans has been completed; provided, further, that, subject
                                              --------  -------
to the preceding proviso, (i) any Tranche A Revolving Loans made as Eurodollar
                 -------
Rate Loans on or before the date occurring 90 days after the Closing Date shall not have an Interest Period in excess of one month and (ii) any Tranche B Revolving Loans made as Eurodollar Rate Loans on or before the date occurring 90 days after the Tranche B Expiration Date shall not have an Interest Period in excess of one month, (vi) in the case of Tranche A Revolving Loans, that, after giving effect to the requested Loans, the Total Utilization of Tranche A Revolving Loans will not exceed the Tranche A Revolving Loan Commitments then in effect and (vii) (a) in the case of Tranche B Revolving Loans made on or before the Tranche B Expiration Date, that, after giving effect to the requested Loans, the Total Utilization of Tranche B Revolving Loan Commitments will not exceed
(i) the Tranche B Revolving Loan Commitments then in effect minus (ii) the Offer
                                                            -----
Reserve then in effect and (b) in the case of Tranche B Revolving Loans made after the Tranche B Expiration Date, that, after giving effect to the requested Loans, the Total Utilization of Tranche B Revolving Loan Commitments will not exceed the Tranche B Revolving Loan Commitments then in effect. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B;

provided that such notice shall be promptly confirmed in writing by delivery of
--------
a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to either (i) make a borrowing in accordance therewith or (ii) pay all amounts due under subsection 2.6D.

     C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being under stood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall promptly notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 11:00 A.M. (New York time) on the applicable Funding Date. Upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited only to the account of Company at the Funding and Payment Office.

     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   THE REGISTER.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the Tranche A Revolving Loan Commitment and the Tranche B Revolving Loan Commitment and the Tranche A Revolving Loans and the Tranche B Revolving Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Tranche A Revolving Loans or Tranche B Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to
                                                        --------
     make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, the Notes held by such Lender) the amount of each Tranche A Revolving Loan and Tranche B Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make
                                                --------
     any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; and provided,
                                                                   --------
     further that in the event of any inconsistency between the Register and any
     -------
     Lender's records, the recordations in the Register shall govern.

          (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates Administrative Agent to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1E, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnities for all purposes under subsection 10.3.

     E. NOTES. Company shall execute and deliver to each Lender (or to Administrative Agent for that Lender) on the Closing Date (i) a Tranche A Revolving Note substantially in the form of Exhibit IV-A annexed hereto to
                                            ------------
evidence that Lender's Tranche A Revolving Loans, in the principal amount of that Lender's Tranche A Revolving Loan Commitment and with other appropriate insertions and (ii) a Tranche B Revolving Note substantially in the form of
Exhibit IV-B annexed hereto to evidence that Lender's Tranche B Revolving Loans,
------------
in the principal amount of that Lender's Tranche B Revolving Loan Commitment and with other appropriate insertions.

     F.   OPTIONAL INCREASE OF TRANCHE A REVOLVING LOAN COMMITMENTS.

          (i)    Proposed Aggregate Tranche A Revolving Loan Commitment
                 ------------------------------------------------------
     Increase. In the event that (i) the Tranche B Revolving Loan Commitments
     --------
     terminate on the Tranche B Expiration Date and (ii) there are no outstanding Tranche B Revolving Loans on the Tranche B Expiration Date, after the Tranche B Expiration Date, and subject to the provisions of this subsection 2.1F, not more than four times in any calendar year, Company may propose to increase the aggregate amount of the Tranche A Revolving Loan Commitments by an aggregate amount of not less than $50,000,000 or an integral multiple of $25,000,000 in excess thereof in the manner set forth in this subsection 2.1F; provided that (i) the aggregate amount of the
                              --------
     Tranche A Revolving Loan Commitments shall in no event exceed $1,000,000,000 and (ii) immediately prior to and after giving effect to any increase in the Tranche A Revolving Loan Commitments, no Potential Event of Default or Event of Default shall have occurred and be continuing.

          (ii)   Procedure for Requesting Tranche A Revolving Loan Commitment
                 ------------------------------------------------------------
     Increase.  In the event that Company desires to elect to increase the
     --------
     amount of the Tranche A Revolving Loan Commitments, (a) Company may request any one or more Lenders, selected by Company in its sole discretion, to elect to increase their respective Tranche A Revolving Loan Commitments (provided that Company shall, concurrently with such request, notify
     ---------
     Administrative Agent, and Administrative Agent shall thereafter notify all Lenders, of such request), (b) any Lender requested by Company to do so may (but is not obligated to) elect to increase its Tranche A Revolving Loan Commitment and (c) with the written consent of Administrative Agent (such consent not to be unreasonably withheld), Company may request one or more Persons meeting the requirements of the definition of "Eligible Assignee" (each a "PROSPECTIVE LENDER"), by execution of a New Commitment Acceptance substantially in the form of Exhibit XXIV annexed hereto, to become parties hereto and undertake Tranche A Revolving Loan Commitments hereunder. To the extent that no such Lender or Prospective Lender is willing to increase its Tranche A Revolving Loan Commitment or undertake a Tranche A Revolving Loan Commitment, as the case may be, the Tranche A Revolving Loan Commitments shall not be increased. In the event one or more Lenders or Prospective Lender agrees to increase their Tranche A Revolving Loan Commitments or undertake a Tranche A Revolving Loan Commitment, as the case may be, (a) Company shall give written notice to Administrative Agent specifying the aggregate amount of the increase in the Tranche A Revolving Loan Commitments, the Tranche A Revolving Loan Commitment amount of each Lender or Prospective Lender and the proposed effective date of the increase in the Tranche A Revolving Loan Commitments (it being understood that such effective date shall not occur until all of the conditions to such increase set forth in this subsection 2.1F have been satisfied, such date being the "INCREASE DATE") and (b) each Lender increasing its Tranche A Revolving Loan Commitment or Prospective Lender undertaking a Tranche A Revolving Loan Commitment shall execute and deliver to Administrative Agent (x) in the case of a Lender, an Increased Commitment Acceptance confirming the amount of the increase to its Tranche A Revolving Loan Commitment, in substantially the form of Exhibit XXIII annexed hereto, or (y) in the case
                               -------------
     of a Prospective Lender, a New Commitment Acceptance confirming the amount of the Tranche A Revolving Loan Commitment it is undertaking, in substantially the form of Exhibit XXIV annexed hereto. If Administrative
                               ------------
     Agent deems it appropriate in connection with any such increase, and as a condition thereto, Company and the affected Lenders and Prospective Lender shall execute a master assignment and acceptance agreement or other document mutually acceptable to the parties thereto. Upon the effectiveness of any increase in the Tranche A Revolving Loan Commitments pursuant to this subsection 2.1F, (1) Administrative Agent shall revise Schedule 2.1
                                                                 ------------
     annexed hereto accordingly and deliver a copy of such revised schedule to each Lender on the Increase Date and (2) any Lender increasing its Tranche A Revolving Loan Commitment or any Prospective Lender undertaking a Tranche A Revolving Loan Commitment shall thereafter be treated as a Lender hereunder for all purposes as if it had been an original signatory hereto.

          (iii)  Reallocation of Outstanding Tranche A Revolving Loans.  On or
                 -----------------------------------------------------
     prior to each Increase Date, Administrative Agent will calculate the appropriate adjustments to the Register to reflect the reallocation of outstanding Tranche A Revolving Loans in accordance with the Pro Rata Shares of the Lenders (including any new Lenders) after giving effect to the increase in Tranche A Revolving Loan Commitments, and will prior to 10:00 A.M. (New York City time) on such date (i) notify each Lender and Company of the amounts of such reallocation of Tranche A Revolving Loans and (ii) notify each Lender of the amounts, representing the principal amount of outstanding Tranche A Revolving Loans which are deemed to be made by such Lender or which shall be repaid to such Lender, which such Lender will either advance or receive, respectively, as a result of such reallocation. No later than 12:00 Noon (New York City time) on the date of receipt of the notice from Administrative Agent described in clause (i) of the preceding sentence, each Lender which is deemed to make a Tranche A Revolving Loan as described above shall make the amount of such Tranche A Revolving Loan available to Administrative Agent in immediately available funds. Promptly upon receipt of funds from a Lender making a Tranche A Revolving Loan as set forth above, Administrative Agent shall remit such amount to the Lender or Lenders entitled to receive such amount, pro rata in proportion to the amounts to be received by them as determined above. The making of a Tranche A Revolving Loan by a Lender as set forth above shall be deemed to be the making of a Tranche A Revolving Loan to Company on the date such funds are transmitted to Administrative Agent. The receipt by a Lender of funds as set forth above shall be deemed to be a payment of Tranche A Revolving Loans by Company on the date such payment is received. Notwithstanding anything herein to the contrary, if any Eurodollar Rate Loans are required to be repaid in connection with any reallocation under this subsection 2.1F, Company shall make any payments required under subsection 2.6D in connection with such prepayments.

2.2  INTEREST ON THE LOANS.
     ---------------------

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to, in the case of Loans, the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

     Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity based on (i) the Leverage Ratio at the end of the most recently concluded Fiscal Quarter or (ii) the Senior Debt Ratings then in effect as follows:

     (a) if a Base Rate Loan, then at the Base Rate then in effect; or

     (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin per annum then in effect.
     ----

     The "APPLICABLE MARGIN" for each Eurodollar Rate Loan shall be the percentage per annum set forth below for that type of Loan based upon the Leverage Ratio for the applicable period:

==================================================================================
                        Leverage Ratio                           Applicable Margin
----------------------------------------------------------------------------------
(A)  Greater than or equal to 5.0:1.00                                 1.75%
----------------------------------------------------------------------------------
(B)  Greater than or equal to 4.5:1.00 but less than 5.0:1.00          1.625%
----------------------------------------------------------------------------------
(C)  Greater than or equal to 4.0:1.00 but less than 4.5:1.00          1.375%
----------------------------------------------------------------------------------
(D)  Greater than or equal to 3.5:1.00 but less than 4.0:1.00          1.125%
----------------------------------------------------------------------------------
(E)  Less than 3.5:1.00                                                1.000%
==================================================================================


; provided that, notwithstanding the foregoing, in the event that Company
  --------
receives and maintains Senior Debt Ratings at or better than (i) BBB- from S&P and (ii) Baa3 from Moody's, the "APPLICABLE MARGIN" for each Eurodollar Rate Loan shall no longer be determined by reference to the Leverage Ratio but shall instead be the percentage per annum set forth below for that type of Loan based upon the Senior Debt Ratings then in effect.

==============================================================
          Senior Debt Ratings                Applicable Margin
--------------------------------------------------------------
          S&P            Moody's                  Eurodollar
                                                   Rate Loan
--------------------------------------------------------------
          BBB-            Baa3                       0.45%
--------------------------------------------------------------
          BBB             Baa2                       0.35%
--------------------------------------------------------------
          BBB+            Baa1                       0.30%
==============================================================

; and provided further that if Company receives and maintains Senior Debt
      -------- -------
Ratings from S&P and Moody's that do not correspond to the same Applicable Margin set forth above, the Applicable Margin shall be the higher percentage per annum set forth above that corresponds to one such Senior Debt Rating; and provided still further that, notwithstanding anything to the contrary herein,
-------- ----- -------
until Company delivers the Compliance Certificate required to be delivered pursuant to subsection 6.1(iii) for the Fiscal Quarter ending August 31, 1998, the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans shall not be less than 1.75% per annum.

     To the extent the Applicable Margin is determined by reference to the Leverage Ratio, the Applicable Margin shall be adjusted, to the extent required, on the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iii), such adjustment to remain in effect until the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1) pursuant to subsection 6.1(iii); provided that without limiting any Event of Default or Potential Event of
--------
Default that may result therefrom, in the event Company does not deliver any Compliance Certificate required pursuant to subsection 6.1 by the date specified therefor then the Applicable Margin shall not be decreased until and following the actual date of delivery thereof, and if the Applicable Margin is required to be increased as a result of the information in such Compliance Certificate, then such increase shall be retroactive to the date such Compliance Certificate was originally required to be delivered hereunder.

     In the event that Company receives and maintains Senior Debt Ratings at or better than (i) BBB- from S&P and (ii) Baa3 from Moody's, the Applicable Margin shall be adjusted, to the extent required, on the date of delivery to Administrative Agent of an Officer's Certificate of Company certifying as to the Senior Debt Ratings then in effect. During any period in which the Applicable Margin is determined by reference to Senior Debt Ratings, Company shall deliver an Officer's Certificate to Administrative Agent (i) each Fiscal Quarter (as part of the applicable Compliance Certificate) and (ii) upon any change in such Senior Debt Ratings; provided that without limiting any Event of Default or
                     --------
Potential Event of Default that may result therefrom, in the event that Company does not deliver the Officer's Certificate required pursuant to this paragraph by the date specified therefor then the Applicable Margin shall not be decreased until and following the actual date of delivery thereof, and if the Applicable Margin is required to be increased as a result of the information in such Officer's Certificate, then such increase shall be retroactive to the date such Officer's Certificate was required to be delivered pursuant to this paragraph.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three, six or, if generally available, nine or twelve month period; provided that:
                                        --------

          (i) the initial Interest Period for any such Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) there shall be no more than fifteen Interest Periods outstanding at any time; and

          (vii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan, in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i)(a) from and after the earlier to occur of
(1) the date which is 30 days after the Closing Date and (2) the date on which Administrative Agent notifies Company in writing that the primary syndication of the Tranche A Revolving Loan Commitments and the Tranche A Revolving Loans has been completed, to convert at any time all or any part of its outstanding Tranche A Revolving Loans equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans; provided that any
       --------
outstanding Tranche A Revolving Loan converted from a Base Rate Loan to a Eurodollar Rate Loan on or before the date occurring 90 days' after the Closing Date shall not have an Interest Period in excess of one month or (b) from and after the earlier to occur of (1) the date which is 30 days after the Tranche B Expiration Date and (2) the date on which Administrative Agent notifies Company in writing that the primary syndication of the Tranche B Revolving Loan Commitments and the Tranche B Revolving Loans has been completed, to convert at any time all or any part of its outstanding Tranche B Revolving Loans equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans provided that any outstanding Tranche B Revolving Loan converted from a Base Rate Loan to a Eurodollar Rate Loan on or before the date occurring 90 days after the Tranche B Expiration Date shall not have an Interest Period in excess of one month, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided that (i) any
                                                 --------
outstanding Tranche A Revolving Loan continued as a Eurodollar Rate Loan on or before the date occurring 90 days after the Closing Date shall not have an Interest Period in excess of one month and (ii) any outstanding Tranche B Revolving Loan continued as a Eurodollar Rate Loan on or before the date occurring 90 days after the Closing Date shall not have an Interest Period in excess of one month; or (iii) subject to the payment of all amounts due under subsection 2.6D, to convert a Eurodollar Rate Loan into a Base Rate Loan at any time.

     Company shall deliver a Notice of Conversion/ Continuation to Administrative Agent no later than 11:00 A.M. (New York time) of the proposed conversion date (in the case of a conversion to a Base Rate Loan) or at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that
                                                                 --------
such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, (i) the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan shall be included, and (ii) the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan shall be excluded; provided
                                                                    --------
that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.
     ----

     A.   COMMITMENT FEES.

     Company agrees to pay to Administrative Agent, for distribution (i) to each Lender having a Tranche A Revolving Loan Commitment in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to (a) the average of the daily excess of the Tranche A Revolving Loan Commitments over the Total Utilization of Tranche A Revolving Loan Commitments multiplied by (b) 0.25% per annum (the "COMMITMENT FEE PERCENTAGE") and (ii)
-------------
each Lender having a Tranche B Revolving Loan Commitment in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Tranche B Activation Date to and excluding the Revolving Loan Commitment Termination Date equal to (a) the average of the daily excess of the Tranche B Revolving Loan Commitments over the Total Utilization of Tranche B Revolving Loan Commitments multiplied by (b) the
                                                    -------------
Commitment Fee Percentage; provided that if the Leverage Ratio is less than
                           --------
3.5:1.00, the Commitment Fee Percentage shall be reduced to 0.20% per annum; and provided further that if Company receives and maintains Senior Debt Ratings at
--------
or better than (i) BBB- from S&P and (ii) Baa3 from Moody's, the Commitment Fee Percentage shall be the percentage per annum set forth below for the applicable periods:

================================================================================
                 Senior Debt Ratings              Commitment Fee
                                                    Percentage
----------------------------------------------
              S&P               Moody's

--------------------------------------------------------------------------------
              BBB-               Baa3                   0.15%
--------------------------------------------------------------------------------
              BBB                Baa2                   0.12%
--------------------------------------------------------------------------------
              BBB+               Baa1                   0.10%
================================================================================


; provided that, if Company receives and maintains Senior Debt Ratings from S&P
  --------
and Moody's that do not correspond to the same Commitment Fee Percentage set forth above, the Commitment Fee Percentage shall be the higher percentage per annum set forth above that corresponds to one such Senior Debt Rating.

     Such commitment fees to be calculated on the basis of a 365-day or 366-day year and the actual number of days elapsed and to be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on the first such date to occur after the Closing Date (in the case of the Tranche A Revolving Loan Commitments) and the Tranche B Activation Date (in the case of the Tranche B Revolving Loan Commitments), and on the Revolving Loan Commitment Termination Date. The Commitment Fee Percentage shall be automatically adjusted, to the extent applicable, upon any corresponding adjustment in the Applicable Margin pursuant to subsection 2.2A.

     B. OTHER FEES. Company agrees to pay to (i) Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent, and (ii) each Co-Syndication Agent such other fees in the amounts and at the time separately agreed upon between Company and such Co-Syndication Agent.

2.4  PREPAYMENTS AND REDUCTIONS IN COMMITMENTS OF REVOLVING LOANS; GENERAL
     ---------------------------------------------------------------------
     PROVISIONS REGARDING PAYMENTS; TERMINATION OF COMMITMENTS.
     ---------------------------------------------------------

     A.   PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOANS COMMITMENTS.

          (i)    Voluntary Prepayments.  Company may, upon not less than one
                 ---------------------
     Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 11:00 A.M. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that a Eurodollar
                                          --------  -------
     Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto unless Company complies with subsection 2.6D with respect to any breakage costs resulting from such prepayment being made on a date prior to the expiration of the applicable Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

          (ii)   Voluntary Reductions of Commitments.  Company may, upon not
                 -----------------------------------
     less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (a) the Tranche A Revolving Loan Commitments in an amount up to the amount by which the Tranche A Revolving Loan Commitments exceed the Total Utilization of Tranche A Revolving Loan Commitments at the time of such proposed termination or reduction after giving effect to any payments or prepayments made on the date of such termination or reduction and (b) (1) from the Closing Date through and including the Tranche B Expiration Date, the Tranche B Revolving Loan Commitments in an amount up to the amount by which the Tranche B Revolving Loan Commitments exceed the sum of (A) the Total Utilization of Tranche B Revolving Loan Commitments at the time of such proposed termination or reduction after giving effect to any payments or prepayments made on the date of such termination or reduction plus (B) the
                                                                   ----
     Offer Reserve at the time of such proposed termination or reduction and (2) after the Tranche B Expiration Date, the Tranche B Revolving Loan Commitments, if any, in an amount up to the amount by which the Tranche B Revolving Loan Commitments exceed the Total Utilization of Tranche B Revolving Loan Commitments at the time of such proposed termination or reduction after giving effect to any payments or prepayments made on the date of such termination or reduction; provided that any such partial
                                            --------
     reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Tranche A Revolving Loan Commitments or the Tranche B Revolving Loan

     Commitments, as the case may be, shall be effective on the date specified in Company's notice and shall reduce the Tranche A Revolving Loan Commitment or the Tranche B Revolving Loan Commitment, as the case may be, of each Lender proportionately to its Pro Rata Share.

          (iii)  Mandatory Prepayments and Mandatory Reductions of Commitments.
                 -------------------------------------------------------------
     The Loans shall be prepaid and/or the Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

                 (a) Prepayments and Reductions From Net Asset Sale Proceeds. No
                     -------------------------------------------------------
          later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds; provided, however, that so long as no
                                           --------  -------
          Event of Default or Potential Event of Default has occurred and is continuing, no (1) such reduction shall be required to the extent Company or such Subsidiary receives less than $25,000,000 in proceeds from the sale of any asset in any single transaction or a related series of transactions, (2) such prepayment or reduction shall be required if Company or such Subsidiary receives such Net Asset Sale Proceeds in connection with the sale of assets required by the terms of the DOJ Settlement to the extent Company determines to utilize such Net Asset Sale Proceeds to purchase equipment or other productive assets, and Company so utilizes or contractually commits to utilize such Net Asset Sale Proceeds within 360 days of the receipt thereof, and (3) such prepayment or reduction shall be required to the extent Company determines to utilize such Net Asset Sale Proceeds to purchase equipment or other productive assets, and Company so utilizes or contractually commits to utilize such Net Asset Sale Proceeds within 180 days of the receipt thereof.

                 (b) Prepayments and Reductions from Net Insurance/Condemnation
                     ----------------------------------------------------------
          Proceeds.  No later than the second Business Day following the date of
          --------
          receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds in excess of $5,000,000 (determined with respect to each occurrence or event giving rise to such Net Insurance/Condemnation Proceeds), Company shall prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds; provided, however, that so long as no
                                           --------  -------
          Event of Default or Potential Event of Default has occurred and is continuing, no such prepayment and reduction shall be required to the extent Company determines to utilize such Net Insurance/Condemnation Proceeds to (i) repair, restore or replace the assets in respect of which such Net

          Insurance/Condemnation Proceeds were received or (ii) purchase equipment or other productive assets, and Company so utilizes or contractually commits to utilize such Net Insurance/Condemnation Proceeds within 180 days of the receipt thereof.

               (c) Prepayments and Reductions Due to Issuance of Debt
                   --------------------------------------------------
          Securities.  On the date of receipt by Company or any of its
          ----------
          Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET DEBT SECURITIES PROCEEDS") from the issuance of debt Securities of Company or any of its Subsidiaries after the Closing Date (other than the proceeds of Indebtedness permitted pursuant to subsections 7.1(i), 7.1(ii), 7.1(iii), 7.1(iv), 7.1(v), 7.1(vi), 7.1(vii), 7.1(viii), 7.1(x) and 7.1(xii)), Company shall prepay the Loans and the Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Debt Securities Proceeds; provided, however that if (x) Company issues unsecured debt
                    --------  -------
          Securities, to the extent the Net Debt Securities Proceeds received by Company are applied by Company or Plitt to repurchase the Plitt Notes or pay premiums, fees or expenses incurred by Company or Plitt in connection with repurchases of the Plitt Notes, then no such payment or reduction shall be required or (y) if Company issues unsecured debt Securities and the Leverage Ratio is less than 3.5:1.00 at the time of such issuance after giving effect to such issuance, then no such payment or reduction shall be required.

               (d) Prepayments from Excess Cash Flow.  In the event that there
                   ---------------------------------
          shall be Excess Cash Flow of Company and its Subsidiaries for any Fiscal Year (commencing with the Fiscal Year beginning March 1, 1999), Company shall, no later than 120 days after the end of such Fiscal Year, prepay the Loans (but the Commitments shall not be permanently reduced) in an aggregate amount equal to 50% of such Excess Cash Flow.

               (e)  Prepayments from Available Cash and Cash Equivalents.  In
                    ----------------------------------------------------
          the event that Company and its Subsidiaries have on any date (the "BALANCE DATE") an amount in Cash and Cash Equivalents in excess of $20,000,000 (such amount, the "AVAILABLE CASH"), Company shall, no later than 5 days after the Balance Date, prepay the Loans (but the Commitments shall not be permanently reduced) in an aggregate amount equal to the Available Cash.

               (f) Calculations of Net Proceeds Amounts; Additional Prepayments
                   ------------------------------------------------------------
          and Reductions Based on Subsequent Calculations.  Concurrently with
          -----------------------------------------------
          any prepayment of the Loans and/or reduction of the Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS

          AMOUNT") of the applicable Net Asset Sale Proceeds, the applicable Net Insurance/Condemnation Proceeds, the applicable Net Debt Securities Proceeds (as such term is defined in subsection 2.4B(iii)(c)), the Available Cash or the applicable Excess Cash Flow that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and the Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                 (g) Prepayments Due to Reductions or Restrictions of Revolving
                     ----------------------------------------------------------
          Loan Commitments.  Company shall from time to time prepay (1) the
          ----------------
          Tranche A Revolving Loans to the extent necessary to give effect to the limitations set forth in the second paragraph of subsection 2.1A(i) and (2) the Tranche B Revolving Loans to the extent necessary to give effect to the limitations set forth in the second paragraph of subsection 2.1A(ii).

          (iv)   Application of Prepayments and Unscheduled Reductions of
                 --------------------------------------------------------
     Commitments.
     -----------

                 (a) Application of Voluntary Prepayments by Type of Loan;
                     -----------------------------------------------------
          Application of Voluntary Reductions of the Commitments.  Any voluntary
          -------------------------------------------------------
          prepayments pursuant to subsection 2.4A(i) shall be applied as specified by Company in the applicable notice of prepayment; provided
                                                                       --------
          that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to
                                                                        -----
          repay outstanding Revolving Loans to the full extent thereof and second to cash collateralize any outstanding Letters of Credit.
          ------
          Notwithstanding the preceding sentence, (1) any voluntary prepayments of the Revolving Loans pursuant to subsection 2.4A(i) shall be applied to prepay the Tranche A Revolving Loans and the Tranche B Revolving Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and (2) any voluntary reductions of the Revolving Loan Commitments shall be applied to reduce the Tranche A Revolving Loan Commitments and the Tranche B Revolving Loan Commitments on a pro rata basis (in accordance with the respective amounts thereof as of the date of such reduction).

                 (b) Application of Prepayments to Base Rate Loans and
                     -------------------------------------------------
          Eurodollar Rate Loans.  Any prepayment of the Revolving Loans shall
          ---------------------
          be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

                 (c) Application of Mandatory Prepayments by Type of Loans.  Any
                     -----------------------------------------------------
          amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Commitments pursuant to subsections 2.4A(iii)(a)-(e) shall be applied first to permanently reduce the
                                            -----
          Revolving Loan Commitments and then, to the extent that the Revolving
                                         ----
          Loan Commitments are less than the Letter of Credit Usage, cash collateralize Letters of Credit outstanding.

                 (d) Application of Mandatory Prepayments and Permanent
                     --------------------------------------------------
          Reductions of Revolving Loans by Type of Loans.  Any mandatory
          ----------------------------------------------
          prepayments of the Revolving Loans pursuant to subsection 2.4A(iii) shall be applied to prepay the Tranche A Revolving Loans and the Tranche B Revolving Loans on a pro rata basis in accordance with the respective outstanding principal amounts thereof. Any mandatory permanent reductions of the Revolving Loan Commitments pursuant to subsection 2.4A(iii) shall be applied to permanently reduce the Tranche A Revolving Loan Commitments and the Tranche B Revolving Loan Commitments on a pro rata basis in accordance with the respective amounts thereof as of the date of such reduction.

     B.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i)    Manner and Time of Payment.  All payments by Company of
                 --------------------------
     principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at the Funding and Payment Office for the account of Lenders. Funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent to make Loans for its own account.

          (ii)   Application of Payments to Principal and Interest.  Except as
                 -------------------------------------------------
     provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii)  Apportionment of Payments.  Aggregate principal and interest
                 -------------------------
     payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares of such Loans; provided that payments of interest in respect of
                                --------
     Loans which are Base Rate Loans shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans of each Lender outstanding during the period in which such interest shall have accrued. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent in respect of Loans and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)   Payments on Business Days.  Whenever any payment to be made
                 -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)   Notation of Payment.  Each Lender agrees that before disposing
                -------------------
     of any Note held by it, or any part thereof (other than by granting participations therein), Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the
                                                              --------
     failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

     C.   APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTY.

          (i)    Application of Proceeds of Collateral.  Except as provided in
                 -------------------------------------
     subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document upon the occurrence and during the continuation of an Event of Default or Potential Event of Default, may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                 (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                 (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and

                 (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii)   Application of Payments Under Guaranty.  All payments
                 --------------------------------------
     received by Administrative Agent under the Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                 (a) To the payment of the costs and expenses of any collection or other realization under the Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Guaranty;

                 (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Guaranty) for the ratable benefit of the holders thereof; and

                 (c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  USE OF PROCEEDS.
     ---------------

     A. LOANS. The proceeds of any Loans (a) made on the Closing Date shall be applied by Company to (i) finance the IMAX Transaction, (ii) refinance the Existing Cineplex Credit Agreement, (iii) finance the Sony Debt Repayment, (iv) finance the SPE Dividend and (v) pay Transaction Costs and (b) made after the Closing Date shall be applied by Company to (i) repurchase Plitt Notes pursuant to the Plitt Change of Control Offer, (ii) to finance Permitted Investments and Permitted Acquisitions, and (iii) to provide for working capital and/or other general purposes of Company and its Subsidiaries.

     B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.
     --------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED

LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
--------  -------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.
     ----------------------------------------

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any Covered Tax with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that a Lender shall not be entitled to avail itself of the
           --------
benefit of this subsection 2.7A to the extent that any such increased cost or reduction in amounts was incurred more than twenty-four months prior to the time it gives notice to Company (as provided in the next sentence) of the relevant circumstance, unless such circumstance arose or became applicable retrospectively, in which case such Lender shall not be limited to such twenty-four month period so long as such Lender has given such notice to Company no later than twenty-four months from the time circumstance became applicable to such Lender. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   WITHHOLDING OF TAXES.

          (i)    Payments to Be Free and Clear.  All sums payable by Company
                 -----------------------------
     under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii)   Grossing-up of Payments.  If Company or any other Person is
                 -----------------------
     required by law to make any deduction or withholding on account of any Covered Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                 (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                 (b) Company shall pay any such Covered Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                 (c) the sum payable by Company in respect of which the relevant deduction or withholding with respect to such Covered Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction or withholding, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and

                 (d) within 30 days after the due date of payment of any such Covered Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the Administrative Agent of such deduction, withholding or payment and of the remittance of such Covered Tax to the relevant taxing or other authority;

     provided that Company will not be required to pay any additional amount to
     --------
     Administrative Agent or any Lender under clause (c) above with respect to the deduction, withholding or payment of any Covered Tax or under clause
     (i) of Section 2.7A or clause (i) of Section 3.6 in respect of any Covered Tax unless, after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) there has been a Change in Law which shall result in a required increase in the rate of such deduction, withholding or payment with respect to such Covered Tax from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender or its applicable lending office on such date.

          (iii)  Evidence of Exemption from Withholding Taxes.
                 --------------------------------------------

                 (a) Each Lender that is not a United States Person within the meaning of Section 7701(a)(30) of the Internal Revenue Code (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent and Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (X) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other form, certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, in each case establishing that such Lender is not subject to any deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (Y) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (X) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other form, certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, in each case establishing that such Lender is not subject to any deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall (1) promptly deliver to Administrative Agent and Company, two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other form, certificate or statement of exemption confirming or establishing that such Lender is not subject to any deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Lender in respect of any Covered Tax under clause (c) of subsection 2.7B(ii) or clause (i) of subsection 2.7A or clause (i) of
          Section 3.6, (X) in the case of a Non-U.S. Lender, if (1) such Lender shall have failed to satisfy the requirements of clause (a) or (b) of this subsection 2.7B(iii) or (2) to the extent such amount results from any Lender being treated as a "conduit entity" within the meaning of Treasury Regulation Section 1.881-3 or any successor provision thereto or (Y) in the case of any Lender, to the extent that such Covered Tax would not have been required to be imposed, deducted or withheld but for the failure of such Lender to comply with any certification, information or other reporting requirement as to nationality, residence or identity of such Lender which requirement such Lender would otherwise be able to comply with on the date requested by the Company, provided that at least 60 days prior to the
                                    --------
          first payment date with respect to which the Company shall apply this clause (Y), Company shall have notified such Lender, in writing, that such Lender will be required to comply with such certification, information or other reporting requirement and provided further that
                                                         --------
          such compliance is expressly required by law, statute, treaty, ruling regulation or administrative practice of jurisdiction imposing such Covered Tax as a necessary precondition to reduction in the rate of, or exemption from, such Covered Tax; provided that, if such Lender
                                               --------
          shall have satisfied the requirements of subsection 2.7B(iii) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement or date of request by Company pursuant to which it became a Lender (in the case of each other Lender) and thereafter the requirements of subsection 2.7(iii)(b), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any Change in Law occurring after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender becomes a Lender (in the case of each other Lender), such Lender is no longer properly entitled to deliver any forms, certificates, statements or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a) or clause (i) of subsection 3.6.

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have reasonably determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans, Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, in the case of any Lender to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the officer's certificate referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) an officer's certificate, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.
     -----------------------------------------------------

     Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive any payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. An officer's certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     In the event that any such Lender does not make, issue, fund or maintain such Commitments, Loans or Letters of Credit through such other lending or letter of credit office or take such other measures, as the case may be, then Company shall have the right, but not the obligation, upon notice to such Lender and Administrative Agent, either to terminate such Lender's commitments and prepay (without premium or penalty) the then outstanding Loans, Letters of Credit, together with all unpaid interest and fees in respect thereof, and all other Obligations owed to such Lender or to cause such lender to transfer and assign (without representation or warranty) the then outstanding Commitments, Loans, Letters of Credit and other Obligations owed to such Lender at a purchase price that is no less than the aggregate amount of such Lender's Loans and its Pro Rata Share of outstanding Letters of Credit, together with all accrued and unpaid interest and fees in respect thereof, plus all other Obligations, owing to such Lender, to an Eligible Assignee, in accordance with the provisions of subsection 10.1B(i) and
(ii), that is able to make, issue, fund and maintain such Commitments, Loans or Letters of Credit through a lending or letter of credit office that will avoid the need for, or minimize the amount of, additional amounts or other payments which would otherwise be required to be paid by Company under Section 2.7 or
Section 3.6.

2.9  GUARANTOR DESIGNATED SENIOR INDEBTEDNESS.
     ----------------------------------------

     Without in any way limiting whether all or any portion of such Obligations are Indebtedness (as defined in the Plitt Indenture) under the New Bank Credit Facility (as defined in the Plitt Indenture), the Obligations of the Company hereunder and under other Loan Documents are hereby designated "Guarantor Designated Senior Indebtedness" (as such term is defined in the Plitt Indenture) by Company.

SECTION 3   LETTERS OF CREDIT

3.1  ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF  PARTICIPATIONS
     ----------------------------------------------------------------------
     THEREIN.
     -------

     A. LETTERS OF CREDIT. In addition to Company requesting that Lenders having a Tranche A Revolving Loan Commitment make Tranche A Revolving Loans pursuant to subsection 2.1A(i), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to the date which is 30 days prior to the Revolving Loan Commitment Termination Date, that one or more Lenders having a Tranche A Revolving Loan Commitment issue Letters of Credit for the account of Company for the purposes specified in the definitions of Standby Letters of Credit and Commercial Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders having a Tranche A Revolving Loan Commitment may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue (and no Lender
--------
shall issue):

          (i) (a) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Tranche A Revolving Loan Commitments would exceed the Tranche A Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $50,000,000;

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) except with respect to an Existing Letter of Credit, the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b)
                            --------
     shall not prevent any Issuing Lender from agreeing that such Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing
                                         --------  -------
     Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

          (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion;

          (v) any Letter of Credit denominated in a currency other than (t) Dollars, (u) Canadian Dollars, (v) Marks, (w) Pesetas, (x) Yen, (y) Lira or
     (z) Euros; or

          (vi) any Letter of Credit to be issued at a tenor other than on a sight basis.

     B.   MECHANICS OF ISSUANCE.

          (i)    Notice of Issuance.  Whenever Company desires the issuance of a
                 ------------------
     Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance of Letter of Credit substantially in the form of Exhibit III
                                                               -----------
     annexed hereto no later than 11:00 A.M. (New York time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Request for Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, (f) that, after giving effect to the requested Letter of Credit, the Total Utilization of Tranche A Revolving Loan Commitments will not exceed the Tranche A Revolving Loan Commitments then in effect, (g) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued and (h) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary in conformity with the terms and conditions of the Letter of Credit prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable
                           --------
     discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

     Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit it shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which it is required to certify in the applicable Request for Issuance of Letter of Credit.

          (ii)   Determination of Issuing Lender.  Upon receipt by
                 -------------------------------
     Administrative Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender having a Tranche A Revolving Loan Commitment to issue such Letter of Credit by delivering to such Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders having a Tranche A Revolving Loan Commitment shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Tranche A Revolving Loans, may exceed Administrative Agent's Tranche A Revolving Loan Commitment then in effect; provided that
                                                                 --------
     Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the reasonable judgment of Administrative Agent is not readily and freely available.

          (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver (in
                 ----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv)   Notification to Lenders.  Upon the issuance of any Standby
                 -----------------------
     Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender having a Tranche A Revolving Loan Commitment of such issuance, which notice shall be accompanied by a copy of such Standby Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender having a Tranche A Revolving Loan Commitment of the amount of such Lender's respective participation in such Standby Letter of Credit, determined in accordance with subsection 3.1C.

          (v)    Reports to Lenders.  In the event that the Issuing Lender of
                 ------------------
     Commercial Letters of Credit is other than the Administrative Agent, such Issuing Lender will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily aggregate maximum amount available to be drawn for Commercial Letters of Credit for the previous week. The Administrative Agent shall deliver to each other Lender having a Tranche A Revolving Loan Commitment, upon each calendar month end, and upon each Letter of Credit fee payment, a report setting forth for such period the daily aggregate maximum amount available to be drawn under the Commercial Letters of Credit issued by all the Issuing Lenders during such period.

     C.   LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF  CREDIT.
Immediately upon the issuance of each Letter of Credit, each Lender having a Tranche A Revolving Loan Commitment shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2  LETTER OF CREDIT FEES.
     ---------------------

     Company agrees to pay the following fees with respect to Letters of Credit:

          (i) to the applicable Issuing Lender, for its own account with respect to each Standby Letter of Credit, a fronting fee equal to the greater of $500 per year per Letter of Credit and 0.125% per annum of the daily maximum amount available to be drawn under each such Letter of Credit and with respect to each Commercial Letter of Credit a fronting fee equal to 0.125% per annum of the daily maximum amount available to be drawn under each such Letter of Credit. Fronting fees are payable from and including the issue date, in arrears, on and to (but excluding) each January 15, April 15, July 15, and October 15 of each year and will be computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) to the Administrative Agent, for the account of the participating Lenders having a Tranche A Revolving Loan Commitment, with respect to each Standby Letter of Credit and Commercial Letter of Credit, a per annum letter of credit fee equal to the Applicable Margin for Eurodollar Rate Loans, in effect from time to time, computed on the daily maximum amount available to be drawn under such Letters of Credit. Such fee is payable from and including the issue date, in arrears, on and to (but excluding) each January 15, April 15, July 15 and October 15 of each year and will be computed on the basis of a 360-day year for the actual number of days elapsed; and

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

     For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (a) the maximum amount available to be drawn under any Letter of Credit as of any date of determination shall be determined as of the close of business on such date and (b) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt of any amount described in clause (ii) of this subsection 3.2, the Administrative Agent shall distribute to each other Lender having a Tranche A Revolving Loan Commitment its Pro Rata Share of such amount. Notwithstanding the currency the Letter of Credit is denominated in, fees payable under clauses (i) and (ii) of this subsection 3.2 shall be paid in Dollars.

3.3  DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.
     -------------------------------------------------------------------

     A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to exercise reasonable care to determine that the documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit.

     B. REIMBURSEMENT BY COMPANY OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such drawing (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate on the date such drawing is honored); provided that, anything contained in this
                               --------
Agreement to the contrary notwithstanding,

(i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M. (New York time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such drawing with funds other than the proceeds of Tranche A Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders having a Tranche A Revolving Loan Commitment to make Tranche A Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate on the date such drawing is honored) and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders having a Tranche A Revolving Loan Commitment shall, on the Reimbursement Date, make Tranche A Revolving Loans that are Base Rate Loans in the amount of such drawing as aforesaid, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Tranche A Revolving Loans
--------  -------
are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Tranche A Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender having a Tranche A Revolving Loan Commitment from its obligation to make Tranche A Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender having a Tranche A Revolving Loan Commitment resulting from the failure of such Lender to make such Tranche A Revolving Loans under this subsection 3.3B.

     C.   PAYMENT BY LENDERS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

          (i)    Payment by Lenders.  In the event that Company shall fail for
                 ------------------
     any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount in Dollars (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate on the date such drawing is honored) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify Administrative Agent and Administrative Agent shall thereafter notify each other Lender having a Tranche A Revolving Loan Commitment of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender having a Tranche A Revolving Loan Commitment shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 11:30 A.M. (New York time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender having a Tranche A Revolving Loan Commitment fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender having a Tranche A Revolving Loan Commitment to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction on the part of such Issuing Lender.

          (ii)   Distribution to Lenders of Reimbursements Received From
                 -------------------------------------------------------
     Company. In the event any Issuing Lender shall have been reimbursed by
     -------
     other Lenders having a Tranche A Revolving Loan Commitment pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender having a Tranche A Revolving Loan Commitment which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

          (i)    Payment of Interest by Company.  Company agrees to pay to each
                 ------------------------------
     Issuing Lender, with respect to drawings made under any Letters of Credit issued by such Issuing Lender at its request, interest on the amount paid by such Issuing Lender in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Tranche A Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Tranche A Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii)   Distribution of Interest Payments by Issuing Lender.  Promptly
                 ---------------------------------------------------
     upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender having a Tranche A Revolving Loan Commitment, out of the interest received by such Issuing Lender in respect of the period from the date of such drawing to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Tranche A Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection
     3.2 if no drawing had been made under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders having a Tranche A Revolving Loan Commitment pursuant to subsection 3.3C(i) for all or any portion of such drawing, such Issuing Lender shall distribute to each other Lender having a Tranche A Revolving Loan Commitment which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4  OBLIGATIONS ABSOLUTE.
     --------------------

     The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Tranche A Revolving Loans made by Lenders having a Tranche A Revolving Loan Commitment pursuant to subsection 3.3B and the obligations of Lenders having a Tranche A Revolving Loan Commitment under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

          (i)    any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto;

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

          (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5  INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.
     --------------------------------------------------

     A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     B. NATURE OF ISSUING LENDERS' DUTIES. As between Company on the one hand and any Issuing Lender on the other hand, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted without gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company.

     Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.
     -------------------------------------------------------

     Subject to subsection 2.7B, in the event that any Issuing Lender or Lender having a Tranche A Revolving Loan Commitment shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender having a Tranche A Revolving Loan Commitment with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any Covered Tax with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

3.7  EXISTING LETTERS OF CREDIT.
     --------------------------

     Anything to the contrary herein notwithstanding, as of the Closing Date, all of the Existing Letters of Credit as listed in Schedule 1.1L annexed hereto
                                                   -------------
shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters of Credit under this Agreement and each person liable as account parties thereunder shall be automatically released and Company shall be deemed to be the account party for all purposes thereunder and hereunder. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to this Section 3 shall include the Existing Letters of Credit. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, Company shall pay all fees and commissions set forth in subsection 3.2 at the times and in the manner set forth therein. Except to the extent otherwise set forth in this Section 3, none of The Bank of New York, as Issuing Lender for the Existing BONY Letters of Credit, and

BTCo, as Issuing Lender for the Existing BT Letters of Credit shall, have any obligation to extend or renew any Existing Letter of Credit.

SECTION 4   CONDITIONS TO LOANS AND LETTERS OF CREDIT

     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1  CONDITIONS TO INITIAL REVOLVING LOANS.
     -------------------------------------

     The obligations of Lenders to make the initial Revolving Loans are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall and shall cause each other Loan Party to deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of the constating documents of such Person, together, except as set forth in Schedule 4.1A(i), with a good standing certificate (or equivalent thereto) from its jurisdiction of incorporation and, except where failure to be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each other state or province in which it is qualified as a foreign corporation to do business and, except where failure to be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing this Agreement and the other Loan Documents to which it is a party;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each applicable Lender and with appropriate insertions) and the other Loan Documents to which such Person is a party; and

          (vi) Such other documents as Co-Syndication Agents may reasonably request.

     B.   CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, MANAGEMENT, ETC.

          (i)    Capital Structure and Ownership.  The capital structure and
                 -------------------------------
     ownership of Company and its Subsidiaries, after giving effect to the Subject Transactions, shall be as set forth on Schedule 4.1B annexed
                                                    -------------
     hereto.

          (ii)   Management; Employment Contracts.  The management structure of
                 --------------------------------
     Company after giving effect to the Subject Transactions shall be as set forth on Schedule 4.1B annexed hereto, and Co-Syndication Agents shall have
              -------------
     received copies of, and shall be reasonably satisfied with the form and substance of, any and all employment contracts with senior management of each of Company and its Subsidiaries.

     C. NECESSARY CONSENTS. Company shall have obtained all Governmental Authorizations and consents of other Persons, in each case that are necessary or advisable in connection with the Subject Transactions, the transactions contemplated by the Loan Documents and the Related Agreements and the continued operation of the business conducted by (x) Company and its Subsidiaries and (y) Cineplex Odeon and its Subsidiaries, in each case in substantially the same manner as conducted prior to the consummation of the Subject Transactions, and each of the foregoing shall be in full force and effect, other than those the failure to obtain or maintain which, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Subject Transactions or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired. Company shall have delivered an Officer's Certificate in form and substance reasonably satisfactory to Co-Syndication Agents confirming the foregoing matters and any other evidence requested by Co-Syndication Agents in support thereof.

     D.   CONSUMMATION OF SUBJECT TRANSACTIONS

     (i)  Business Combination Transactions.
          ---------------------------------

          (a) Related Agreements. On the Closing Date, (a) Co-Syndication Agents shall have received executed or conformed copies of the Related Agreements and any amendments thereto on or prior to the Closing Date, the terms and conditions of which shall be in all respects satisfactory to Co-Syndication Agents, (b) the Related Agreements shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof without the prior written approval of Co-Syndication Agents, (c) none of the applicable parties shall have failed in any respect to perform any obligation or covenant required by the Related Agreements to be performed or complied with by it on or before the Closing Date and (d) all conditions to the Subject Transactions set forth in Section 7 of the Master Agreement (other than with respect to the amendment of the Letter Agreement, the election of the independent directors and the delivery of the Five Year Plan) shall have been satisfied or the fulfillment of such conditions shall have been waived in writing by Co-Syndication Agents;

          (b) Sources, Uses and Funding Certificate. Company shall have delivered an Officer's Certificate detailing the sources and uses of all funds (including the Loans) for the transactions occurring on the Closing Date, with proper wire instructions for Administrative Agent for the application of the Loan Proceeds on the Closing Date, all in form and substance satisfactory to Co-Syndication Agents;

          (c) SPE Dividend. On the Closing Date, Company shall have paid to its shareholders of record as of the day prior to the Closing Date the SPE Dividend;

          (d) Universal Investment. On or before the Closing Date, Universal shall have subscribed for and purchased, pursuant to the Universal Subscription Agreement, 4,426,606 shares of Company's Common Stock, and Company shall have received not less than $84,500,000 in proceeds therefrom;

          (e) Arrangement. On or before the Closing Date, Company and Cineplex Odeon shall have effected a business combination pursuant to the Plan of Arrangement pursuant to which: (a) Cineplex Odeon shall have exchanged all of the issued and outstanding capital stock of Plitt with Company for the Exchange Shares, (b) Cineplex Odeon shall have distributed the Exchange Shares to its shareholders in consideration of the purchase from them, and cancellation, of approximately 46.60% of their shares of Cineplex Odeon Common Stock at the rate of one Exchange Share for each ten shares of Cineplex Odeon Common Stock, (c) Company shall have acquired from Cineplex Odeon's shareholders the remaining outstanding shares of Cineplex Odeon Common Stock (other than certain shares of Cineplex Odeon Common Stock with respect to which the holders have exercised certain dissent rights) in exchange for the Combination Shares at the rate of one Combination Share for each ten shares of Cineplex Odeon Common Stock, except that 800,000 shares of Cineplex Odeon Common Stock held by Universal will be exchanged with Company for 80,000 shares of Company Class B Non-Voting Stock and 40,000 shares of Cineplex Odeon Common Stock held by the Bronfman Trust will be exchanged with Company for 4,000 shares of Company Class A Non-Voting Common Stock, (d) all requisite shareholder approval for the Arrangement shall have been obtained pursuant to, and the Arrangement shall comply with, the Business Corporations Act

     (Ontario) and, if necessary, applicable securities laws (including Ontario Securities Act Policy 9.1 and Quebec Securities Act Policy Q-27), (e) an order approving the Arrangement shall have been granted by the Ontario Court (General Division), and (f) the Director under the Business Corporations Act (Ontario) shall have issued articles of arrangement in respect of the Arrangement;

          (f) IMAX Transaction. On or before the Closing Date, SPE shall sell, assign and transfer to a Subsidiary of Company all of the right, title and interest of SPE and its Affiliates in the IMAX Agreements for a cash payment equal to the IMAX Purchase Price; and

          (g) Subsidiary Transactions. On the Closing Date, SPE shall (a) have caused CPE Holdings, Inc. to exchange all of the shares of stock of S&J to Loews USA Cinemas, Inc., a wholly owned subsidiary of Company in exchange for 291,086.591 shares of Company Common Stock and (b) have caused Star to merge with and into a Loews Theatres Enterprises, Inc., a wholly owned Subsidiary of Company, with Loews Theatres Enterprises, Inc. surviving such merger, in exchange for 2,373,217.409 shares of Company Common Stock.

(ii) Refinancing Transactions.
     ------------------------

          (a) Termination of Existing Cineplex Credit Agreement and Related Liens. On the Closing Date, Company and its Subsidiaries shall have (1) repaid in full all Indebtedness outstanding under the Existing Cineplex Credit Agreement (2) terminated any commitments to lend or make other extensions of credit thereunder and delivered to Co-Syndication Agents all documents and instruments necessary or advisable to evidence such termination, in form and substance satisfactory to Co-Syndication Agents,
     (3) delivered to Co-Syndication Agents all documents and instruments necessary or advisable to release all Liens securing Indebtedness or other obligations of Cineplex Odeon and its Subsidiaries thereunder and to evidence such termination, in form and substance satisfactory to Co-Syndication Agents, and (4) made arrangements satisfactory to Co-Syndication Agents with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto; and

          (b) Sony Debt Repayment. On the Closing Date, (1)(A) Company shall have lent to certain of its Subsidiaries funds sufficient to repay, and caused such Subsidiaries to have repaid in full, the Sony Land Indebtedness and delivered to Co-Syndication Agents all documents and instruments necessary or advisable to evidence such repayment, satisfactory in form and substance to Co-Syndication Agents and (B) delivered to Co-Syndication Agents all documents or instruments necessary or advisable to release all Liens securing the Sony Land Indebtedness or other obligations of Company and its Subsidiaries thereunder, in form and substance satisfactory to Co-Syndication Agents, (2)(A) Company shall have repaid in full the Sony Capital Indebtedness and delivered to Co-Syndication Agents all documents and instruments necessary or advisable to evidence such repayment, satisfactory in form and substance to Co-Syndication Agents and (B) delivered to Co-Syndication Agents all documents or instruments necessary or advisable to release all Liens securing the Sony Capital Indebtedness or other obligations of Company and its Subsidiaries thereunder, in form and substance satisfactory to Co-Syndication Agents.

(iii)  Officer's Certificate.
       ---------------------

       Co-Syndication Agents shall have received an Officer's Certificate in form and substance satisfactory to Co-Syndication Agents from Company confirming the foregoing matters and any other evidence requested by Co-Syndication Agents in support thereof.

       E. PRO FORMA BALANCE SHEET. On or before the Closing Date, Lenders shall have received pro forma consolidated balance sheets of Company and its Subsidiaries as at March 31, 1998, prepared in accordance with GAAP and reflecting the consummation of the Subject Transactions and the financings and other transactions contemplated hereby, which pro forma financial statements shall be in form and substance satisfactory to Lenders.

       F. NO MATERIAL ADVERSE EFFECT. Since February 28, 1997, in the case of Company and its Subsidiaries, or since December 31, 1997, in the case of Cineplex Odeon and its Subsidiaries, no Material Adverse Effect (in the sole opinion of Co-Syndication Agents) shall have occurred, which (x) was not disclosed to Co-Syndication Agents in writing on or before the date of this Agreement and (y) acknowledged by the Co-Syndication Agents in writing on or before the date of this Agreement.

       G. SOLVENCY ASSURANCES. On the Closing Date, Co-Syndication Agents and Lenders shall have received a Financial Condition Certificate dated the Closing Date, substantially in the form of Exhibit VI annexed hereto and otherwise in
                                   ----------
form and substance satisfactory to Co-Syndication Agents and with appropriate attachments, demonstrating that, immediately after giving effect to the consummation of the Subject Transactions, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements to occur on or before the Closing Date, Company and its Subsidiaries are Solvent.

       H. SECURITY INTERESTS IN PERSONAL PROPERTY. Co-Syndication Agents shall have received evidence satisfactory to them that Company and its Subsidiaries shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses
(iii) and (iv) below) that may be necessary or, in the opinion of Co-Syndication Agents desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i)    Schedules to Collateral Documents.  Delivery to Co-Syndication
                 ---------------------------------
     Agents of accurate and complete schedules to all of the applicable Collateral Documents;

          (ii)   Stock Certificates and Instruments.  Delivery to Co-Syndication
                 ----------------------------------
     Agents of (a) certificates, if any (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Co-Syndication Agents) representing all of the capital stock pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Co-Syndication Agents) evidencing any Collateral;

          (iii)  Lien Searches and UCC Termination Statements.  Delivery to Co-
                 --------------------------------------------
     Syndication Agents of (a) the results of a recent search, by a Person satisfactory to Co-Syndication Agents, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement) and (c) the results of a recent search, by a Person satisfactory to Co-Syndication Agents, of the personal property security register of each jurisdiction in Canada in which Company or any of its Subsidiaries (including Cineplex Odeon and its Subsidiaries) carries on business or in which any assets of such Person are located, together with copies of such searches and termination statements in respect of any filings disclosed in such searches (other than such financing statements in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (iv)   UCC Financing Statements and Fixture Filings.  (a) Delivery to
                 --------------------------------------------
     Co-Syndication Agents of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Co-Syndication Agents, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents and (b) registration of personal property financing statements in each jurisdiction in Canada in which Company or any of its Subsidiaries (including Cineplex Odeon and its Subsidiaries) carries on business or in which any assets of such Person are located with respect to all personal property of such Person as may be necessary or, in the opinion of Co-Syndication Agents, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v)    PTO Cover Sheets, Etc.  (a) Delivery to Co-Syndication Agents
                 ---------------------
     of all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create or perfect Liens in respect of any IP Collateral and (b) delivery to Co-Syndication Agents of such information as may be necessary to create or perfect Liens in Canada in respect of any IP Collateral with the appropriate governmental authority in Canada; and

          (vi)   Opinions of Counsel.  Delivery to Co-Syndication Agents of an
                 -------------------
     opinion of counsel (which counsel shall be reasonably satisfactory to Co-Syndication Agents) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Co-Syndication Agents may reasonably request, in each case in form and substance reasonably satisfactory to Co-Syndication Agents.

     I. OPINIONS OF COMPANY'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson, counsel for the Loan Parties, in form and substance reasonably satisfactory to Co-Syndication Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII-A annexed hereto and as to such other matters as Co-
              --------------
Syndication Agents acting on behalf of Lenders may reasonably request, and (ii) Goodman & Carr, counsel for the Company, in form and substance reasonably satisfactory to Co-Syndication Agents and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit VIII-B annexed hereto and as to such other matters as Co-Syndication
--------------
Agents acting on behalf of Lenders may reasonably request.

     J. OPINIONS OF O'MELVENY & MYERS LLP. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such other matters as Administrative
   ----------
Agent acting on behalf of Lenders may reasonably request.

     K. OPINIONS OF COUNSEL IN SUBJECT TRANSACTIONS. Co-Syndication Agents and their counsel shall have received copies of each of the opinions of counsel delivered to the parties in connection with the Subject Transactions together with a letter from each such counsel authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

     L. AUDITOR'S LETTER. Co-Syndication Agents shall have received an executed Auditor's Letter.

     M. EVIDENCE OF INSURANCE. Company shall deliver to Co-Syndication Agents an Officer's Certificate in form and substance reasonably satisfactory to Co-Syndication Agents certifying as to an attached schedule setting forth each casualty, liability and business interruption insurance policy maintained by Company and its Subsidiaries, the expiration date of each such insurance policy, the amount of insurance coverage provided pursuant to each such policy, any applicable deductibles and any other information reasonably requested by the Co-Syndication Agents with respect to such insurance policies.

     N. FEES. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

     O. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Co-Syndication Agents an Officers' Certificate, in form and substance satisfactory to Co-Syndication Agents, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date (after giving effect to the consummation of the Subject Transactions) to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Co-Syndication Agents.

     P. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Co-Syndication Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Co-Syndication Agents and such counsel, and Co-Syndication Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Co-Syndication Agents may reasonably request.

4.2  CONDITIONS TO ALL LOANS.
     -----------------------

     The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

          (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(ix) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

          (vii) so long as any Plitt Notes remain outstanding, (a) the Loans requested to be made on such Funding Date, when made, together with all other outstanding Loans and all other Obligations of Company as of such date, shall constitute "Guarantor Senior Indebtedness" under the Plitt Indenture, (b) such Loans shall be permitted to be incurred by Company under the Plitt Indenture, including Section 4.03 of the Plitt Indenture,
     (c) the Indebtedness (as defined in the Plitt Indenture) of Plitt incurred by Plitt pursuant to the Subsidiary Guaranty in connection with the Loans requested to be made on such Funding Date, when made, together with all other Indebtedness (as defined in the Plitt Indenture) incurred by Plitt pursuant to the Subsidiary Guaranty, shall constitute "Senior

     Indebtedness" under the Plitt Indenture and (d) the Indebtedness (as defined in the Plitt Indenture) of Plitt incurred by Plitt pursuant to the Subsidiary Guaranty in connection with such Loans shall be permitted to be incurred by Plitt under the Plitt Indenture, including Section 4.03 of the Plitt Indenture.

4.3  CONDITIONS TO LETTERS OF CREDIT.
     -------------------------------

     The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the conditions set forth in subsection 4.1 shall have been satisfied.

     B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5   COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders having a Tranche A Revolving Loan Commitment to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement and, except as otherwise provided, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
     ----------------------------------------------------------------
     SUBSIDIARIES.
     ------------

     A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and, except as provided in Schedule 5.1A, in good
                                                       -------------
standing under the laws of its jurisdiction of incorporation. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and the Related Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby and, in the case of Company, to issue and pay the Notes.

     B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

     D.   SUBSIDIARIES.  All of the Subsidiaries of Company are identified in
Schedule 5.1D annexed hereto, as said Schedule 5.1D may be supplemented from
-------------                         -------------
time to time pursuant to the provisions of subsection 6.1(xvi). The capital stock of Company and of each of the Subsidiaries of Company identified in
Schedule 5.1D annexed hereto (as so supplemented) is duly authorized, validly
-------------
issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1D
                                                                 -------------
annexed hereto (as so supplemented) is a corporation duly organized, validly existing and, except as set forth in Schedule 5.1D annexed hereto, in good
                                     -------------
standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1D annexed
                                                         -------------
hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein. The capital and ownership structure of Company and its Subsidiaries, both before and after giving effect to the Business Combination Transactions and the related transactions contemplated in connection therewith, are as set forth on Schedule 4.1B annexed hereto.
                    -------------

5.2  AUTHORIZATION OF BORROWING, ETC.
     --------------------------------

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. NO CONFLICT. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any

Loan Party, the constating documents, bylaws or any shareholders agreement of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, except for such conflicts, breaches or defaults which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the Closing Date and such approvals or consents the failure of which to obtain, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by any Loan Party of the Loan Documents and the Related Agreements to which it is a party, the issuance, delivery and payment of the Notes and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state, provincial or other governmental authority or regulatory body, except for (i) filings required by federal or state securities laws, (ii) such other registrations, consents, approvals, notices or other actions which have been made, obtained, given or taken on or before the Closing Date and (iii) such other filings the failure of which to make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     D. BINDING OBLIGATION. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. VALID ISSUANCE OF COMPANY COMMON STOCK, COMPANY NON-VOTING COMMON STOCK AND PLITT NOTES. The Company Common Stock and the Company Non-Voting Common Stock has been duly and validly issued and is fully paid and nonassessable. Except as set forth on Schedule 5.2E, no stockholder of Company has or will have any preemptive rights to subscribe for any additional Securities of Company. The Plitt Note Documents (and all other Subordinated Indebtedness) are the legally valid and binding obligations of Plitt or Company, as the case may be, enforceable against Plitt or Company, as the case may be, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Plitt Note Documents (and all other Subordinated Indebtedness) will be enforceable against the holders thereof and the Loans and all other monetary Obligations of Company hereunder are and will be within the definition of "Senior Debt" included in such provisions, to the extent that they are obligations of Company in respect of principal, interest, reimbursements of amounts drawn under Letters of Credit, penalties, fees, expenses, indemnification or other reimbursements. The issuance and sale of the Company Common Stock, the Company Non-Voting Common Stock and the Subordinated Indebtedness either (a) has been registered or qualified under applicable federal, state and provincial securities laws or (b) was exempt therefrom.

5.3  FINANCIAL CONDITION.
     -------------------

     Company has heretofore delivered to Lenders, at Lenders' request, (i) audited financial statements of Company and its Subsidiaries for Fiscal Years ending February 29, 1996 and February 28, 1997, in each case consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, (ii) unaudited condensed combined consolidated financial statements of Company and its Subsidiaries for the nine months ended November 30, 1996 and November 30, 1997, in each case consisting of balance sheets and related statements of operations and statements of cash flow,
(iii) audited financial statements of Cineplex Odeon and its Subsidiaries for Fiscal Years ending December 31, 1996 and December 31, 1997, in each case consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (iv) unaudited consolidated financial statements of Cineplex Odeon and its Subsidiaries for the nine months ended September 30, 1996 and September 30, 1997, in each case consisting of balance sheets, income statements and statements of changes in cash resources. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to the changes resulting from audit and normal year-end adjustments and absence of footnotes. None of the Loan Parties has (and none of the Loan Parties will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is required by GAAP to be, but is not, or to the extent not required by GAAP which is known to or reasonably should be known to Company, but is not, reflected in the foregoing financial statements or the most recent financial statements delivered pursuant to subsection 6.1 or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole.

5.4  NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.
     ---------------------------------------------------------

     Since December 31, 1997, in the case of Cineplex Odeon and its Subsidiaries, or since February 28, 1997, in the case of Company and its Subsidiaries, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, other than the events or changes set forth on Schedule 5.4 which were (x) disclosed to the Co-Syndication Agents in writing on or before the date of this Agreement and (y) acknowledged by the Co-Syndication Agents in writing on or before the date of this Agreement. Since December 31, 1997, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5  TITLE TO PROPERTIES; LIENS.
     --------------------------

     Company and Company's Subsidiaries have (i) good and indefeasible title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. All such properties and assets are free and clear of Liens other than Liens permitted under subsection 7.2A.

5.6  LITIGATION; ADVERSE FACTS.
     -------------------------

     Except as set forth in Schedule 5.6 annexed hereto, there are no actions,
                            ------------
suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of Company's Subsidiaries) at law or in equity or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of Company's Subsidiaries or any property of Company or any of Company's Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of Company's Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7  PAYMENT OF TAXES.
     ----------------

     Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and Company's Subsidiaries required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon Company and Company's Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company does not know of any proposed material tax assessment against Company or any of Company's Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other
                                      --------
appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8  PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
     ------------------------------------------------------------------
     CONTRACTS.
     ---------

     A. Neither Company nor any of Company's Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Company nor any of Company's Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     C. All Material Contracts of Company and Company's Subsidiaries are in full force and effect and no defaults currently exist thereunder, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

5.9  GOVERNMENTAL REGULATION.
     -----------------------

     Neither Company nor any of Company's Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10 SECURITIES ACTIVITIES.
     ---------------------

     A. Neither Company nor any of Company's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11 EMPLOYEE BENEFIT PLANS.
     ----------------------

     A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder and the terms of each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan, except where such noncompliance or nonperformance would not reasonably be expected to have a Material Adverse Effect.

     B. No ERISA Event has occurred or is reasonably expected to occur which would reasonably be expected to have a Material Adverse Effect.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code or as disclosed on Schedule 5.11(c) annexed hereto, no Employee
                                ----------------
Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

     D. In accordance with the most recent actuarial valuation for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $15,000,000.

5.12 CERTAIN FEES.
     ------------

     Except as set forth in Schedule 5.12 annexed hereto, no broker's or
                            -------------
finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13 ENVIRONMENTAL PROTECTION.
     ------------------------

     Except as set forth in Schedule 5.13 annexed hereto:
                            -------------

          (i) the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

          (ii) Company and each of its Subsidiaries have obtained all Governmental Authorizations under Environmental Laws necessary to conduct their respective operations, and all such Governmental Authorizations are being maintained in good standing, and Company and each of its Subsidiaries are in compliance with such Governmental Authorizations except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

          (iii) neither Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)
     9604) or comparable state laws, and, to the best of Company's knowledge, none of the operations of Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (iv) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

          (v) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vi) neither Company nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (vii) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, except for such of the foregoing which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and neither Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (ix) neither Company nor any of its Subsidiaries nor, to the best knowledge of Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

          (x) to the best knowledge of Company, no underground storage tanks or surface impoundments are on or at any Facility, except which underground storage tanks or surface impoundments could not reasonably be expected to result in a Material Adverse Effect; and

          (xi) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

5.14 EMPLOYEE MATTERS.
     ----------------

     Except as set forth in Schedule 5.14 annexed hereto, there is no strike or
                            -------------
work stoppage in existence or, to the knowledge of Company or any of its Subsidiaries, threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15 SOLVENCY.
     --------

     Company and each of its Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

5.16 DISCLOSURE.
     ----------

     No representation or warranty of Company or any of its Subsidiaries contained in the Information Circular/Prospectus, any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such projections are subject to significant uncertainties and contingencies, many of which are beyond Company's control, and that no assurance can be given that such projections will be realized. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.17 RELATED AGREEMENTS.
     ------------------

     A. Company has delivered to Lenders complete and correct copies of the Related Agreements and of all exhibits and schedules thereto.

     B. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties in the Related Agreements is true and correct in all material respects as of the Closing Date, subject to the qualifications set forth in the schedules to the applicable Related Agreements.

     C. Notwithstanding anything in the Related Agreements to the contrary, the representations and warranties of Company set forth in the Related Agreements shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

5.18 INSURANCE.
     ---------

     Company and its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations all as determined by the officers of the Company in their reasonable discretion. Attached as Schedule 5.18 hereto is a complete and accurate description of all
            -------------
policies of insurance that are in effect for Company and its Subsidiaries.

5.19 INTELLECTUAL PROPERTY.
     ---------------------

     A. Company and its Subsidiaries possess all of the trademarks, tradenames, copyrights, patents and licenses reasonably necessary for the conduct of their respective businesses. Company and its Subsidiaries own, or are licensed to use, the Intellectual Property and all such Intellectual Property is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances, except for such filings the failure of which to make, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     B. No material claim has been made, or to the best knowledge of Company, asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such

Intellectual Property by Company or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Company or any of its Subsidiaries that are material to Company or any of its Subsidiaries. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by Company or any of its Subsidiaries.

5.20 LOANS AND GUARANTY PERMITTED UNDER SUBORDINATED DEBT DOCUMENTS.
     --------------------------------------------------------------

     At the time of borrowing thereof, (a) all Loans outstanding or requested hereunder, together with all other Obligations of Company, are and will be "Guarantor Senior Indebtedness" under the Plitt Indenture, (b) such Loans and other Obligations shall be permitted to be incurred by Company under the Plitt Indenture, including Section 4.03 of the Plitt Indenture, (b) the Indebtedness (as defined in the Plitt Indenture) incurred by Plitt pursuant to the Subsidiary Guaranty in connection with such Loans and such other Obligations are and will be "Senior Indebtedness" under the Plitt Indenture.

5.21 YEAR 2000 PROBLEMS.
     ------------------

     Company and its Subsidiaries do not have Year 2000 Problems.


SECTION 6   COMPANY'S AFFIRMATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  FINANCIAL STATEMENTS AND OTHER REPORTS.
     --------------------------------------

     Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent:

          (i)  Quarterly Financials:  as soon as available and in any event
               --------------------
     within 45 days after the end of each of the first three Fiscal Quarters,
     (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter, and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (including segment information regarding Company's Canadian and international operations in accordance with GAAP and, so long as the Plitt Notes shall remain outstanding, capsule balance sheet and income statement data regarding Plitt providing detail comparable to that included in the Cineplex Odeon SEC Reports), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (it being understood that the segment information and capsule information referred to in the preceding parenthetical will not be available for comparative purposes for the corresponding period of any Fiscal Year prior to the Fiscal Year ending February 28, 1999) and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (ii) Year-End Financials:  as soon as available and in any event
               -------------------
     within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, (including segment information regarding Company's Canadian and international operations in accordance with GAAP and, so long as the Plitt Notes shall remain outstanding, capsule balance sheet and income statement data regarding Plitt providing detail comparable to that included in the Cineplex Odeon SEC Reports), setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year (it being understood that the segment information and capsule information referred to in the preceding parenthetical will not be available for comparative purposes for any Fiscal Year prior to the Fiscal Year ending February 28, 1999) and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, (1) a report thereon of a nationally recognized independent accounting firm, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (2) a letter from such accounting firm, substantially in the form of Exhibit XI annexed hereto;
                                        ----------

          (iii) Officers' and Compliance Certificates: together with each
                -------------------------------------
     delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in
     Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (iv)  Reconciliation Statements:  if, as a result of any change in
                -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivision (i), (ii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision
     (i), (ii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii) or (xii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (v)   Accountants' Certification:  together with each delivery of
                --------------------------
     consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default with respect to the covenants set forth in
     Section 7, has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of
              --------
     any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vi)   Accountants' Reports:  promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii)  SEC Filings and Press Releases:  promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

          (viii) Events of Default, etc.:  promptly upon any Responsible
                 -----------------------
     Officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company have taken, are taking and propose to take with respect thereto;

          (ix) Litigation or Other Proceedings:  (a) promptly upon any
               -------------------------------
     Responsible Officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any non-frivolous action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $5,000,000 or the equivalent amount in any other currency, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (x)  ERISA Events:  promptly upon becoming aware of the occurrence of
               ------------
     or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xi) ERISA Notices:  with reasonable promptness, copies of (a) each
               -------------
     Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all material notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xii)  Financial Plans:  as soon as practicable, a consolidated plan
                 ---------------
     and financial forecast for such Fiscal Year (the "FINANCIAL PLAN" for such Fiscal Year), including without limitation (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for such Fiscal Year, together with a pro forma Compliance Certificate for such Fiscal Year and
                     --- -----
     an explanation of the assumptions on which such forecasts are based, and
     (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

          (xiii) Insurance:  as soon as practicable and in any event by the
                 ---------
     last day of each Fiscal Year, an Officer's Certificate of Company attaching a schedule in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such Officer's Certificate by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

          (xiv)  Environmental Audits and Reports:  as soon as practicable
                 --------------------------------
     following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim in either case which could reasonably be expected to result in a Material Adverse Effect; provided that the delivery of such reports would not in the opinion of
     --------
     counsel to Company adversely affect the availability of any privilege to which it may be entitled in respect of such audits or reports; provided,
                                                                    --------
     further, that Company shall give Administrative Agent prompt written notice
     -------
     of any audits or reports not delivered in accordance with the preceding proviso;

          (xv)   Board of Directors:  with reasonable promptness, written notice
                 ------------------
     of any change in the Board of Directors of Company; provided that delivery
                                                         --------
     of a current SEC Report containing a disclosure of such change in the Board of Directors of Company shall be deemed to satisfy the requirements of this subsection 7.1(xv);

          (xvi)  New Subsidiaries:  promptly upon any Person becoming a
                 ----------------
     Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and
     (b) all of the data required to be set forth in Schedule 5.1 annexed hereto
                                                     ------------
     with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1D annexed hereto
                                                  -------------
     for all purposes of this Agreement);

          (xvii)  Material Contracts:  promptly, and in any event within 10
                  ------------------
     Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; provided that
                                                                  --------
     Company shall have no obligation to deliver such written notice to the extent that disclosure of such event would not be required to be disclosed in an SEC Report; and provided further that delivery of an SEC Report
                           -------- -------
     containing a disclosure of any such event shall be deemed to satisfy the requirements of this subsection 7.1(xvii); and

          (xviii) Other Information:  with reasonable promptness, such other
                  -----------------
     information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2  CORPORATE EXISTENCE, ETC.
     -------------------------

     Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Subsidiaries shall be
--------  -------
required to preserve any such right or franchise and, solely with respect to Company's Subsidiaries, such existence, if the Board of Directors of Company or such Subsidiary determines in good faith that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.
     ----------------------------------------------

     A. Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that
                                                                 --------
no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4  MAINTENANCE OF PROPERTIES; INSURANCE.
     ------------------------------------

     Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all of their respective material properties used or useful in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof; provided, however, that
                                                        --------  -------
(x) Company and its Subsidiaries may dispose of obsolete equipment in the ordinary course of business, (y) Company and its Subsidiaries may sell or otherwise dispose of theatres to the extent necessary to comply with the terms of the DOJ Settlement and (z) Company and its Subsidiaries may close or otherwise cease to operate theatres if the Board of Directors of Company or such Subsidiary, as the case may be, determines in good faith that the maintenance and continued operation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses.

6.5  INSPECTION; LENDER MEETING.
     --------------------------

     Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries once during each Fiscal Year, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or
             --------
participate in any such discussion) upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested; provided that, at any time after the occurrence and during the continuance of an
--------
Event of Default, Company shall, and shall cause each of its Subsidiaries to permit such additional audits as Administrative Agent may deem necessary or advisable, upon reasonable notice and at such reasonable times during normal business hours as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6  COMPLIANCE WITH LAWS, ETC.
     --------------------------

     Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause, individually or in the aggregate at any time, a Material Adverse Effect.

6.7  ENVIRONMENTAL DISCLOSURE AND INSPECTION.
     ---------------------------------------

     A. Company shall, and shall cause each of its Subsidiaries to, exercise commercially reasonable due diligence in order to comply in all material respects, and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property to comply in all material respects, with all Environmental Laws, except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     B. Company agrees that Administrative Agent may, upon a reasonable belief that Company has breached any covenant or representation with respect to environmental matters set forth herein or that there has been a violation of Environmental Laws at any Facility or by Company which breach or violation could reasonably be expected to have a Material Adverse Effect, retain, at Company's reasonable expense, an independent professional consultant (the selection of which shall be subject to Company's reasonable consent) to review any report relating to Hazardous Materials prepared by or for Company in connection with such potential breach or violation and to conduct its own reasonable investigation of such matter at such Facility currently owned, leased, operated or used by Company or any of its Subsidiaries which is the subject of such potential breach or violation, and Company agrees to use its commercially reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries which is the subject of such potential breach or violation. Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto the aforementioned Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries upon reasonable notice to Company to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any such Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7B may be obtained and may be used by Administrative Agent and Lenders only for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Administrative Agent and each Lender from any reasonable costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Administrative

Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, which Release has a reasonable possibility of giving rise to a Material Adverse Effect, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency which Release has a reasonable possibility of giving rise to a Material Adverse Effect, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that has a reasonable possibility of having a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws which restriction would have a reasonable possibility of having a Material Adverse Effect, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials, which Release has a reasonably possibility of giving rise to a Material Adverse Effect.

     D. Company shall promptly notify Lenders of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect.

     E. Company shall, at its own expense, provide copies of such documents or information as Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

6.8  COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.
     -------------------------------------------------------

     Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility to the extent required under all applicable Environmental Laws and Governmental Authorizations except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with applicable

Environmental Laws, except where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

6.9  EXECUTION OF GUARANTY AND COLLATERAL DOCUMENTS BY FUTURE SUBSIDIARIES.
     ---------------------------------------------------------------------

     A. EXECUTION OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. In the event that any Person becomes a wholly-owned Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement, a Subsidiary Trademark Security Agreement, a Subsidiary Security Agreement and to take all such further action and execute all such further documents and instruments as may be reasonably required to grant and perfect in favor of Administrative Agent, for the benefit of Lenders, a First Priority security interest in all of the personal property assets of such Subsidiary described in the applicable Collateral Documents. With respect to any Person that becomes a Subsidiary of Company or a Joint Venture of Company or any of its wholly owned Domestic Subsidiaries after the date hereof, Company shall also deliver to Administrative Agent a pledge amendment to the Company Pledge Agreement or the Subsidiary Pledge Agreement, as appropriate, granting to Administrative Agent on behalf of Lenders a First Priority security interest in one hundred percent (100%) of the equity interests in such Subsidiary (sixty-five percent (65%) of such equity interests if such Subsidiary is a Foreign Subsidiary) or one hundred percent (100%) of the equity interests owned by Company or any of its wholly owned Domestic Subsidiaries in such Joint Venture, as the case may be, and Company shall take, or cause to be taken, all such other actions as Administrative Agent shall deem necessary or desirable to perfect such security interest.

     B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with the counterpart to the Subsidiary Guaranty and such Collateral Documents, (i) certified copies of such Subsidiary's constating documents, together with a good standing certificate (or equivalent thereof) from the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the incumbency and signatures of the officers of such Subsidiary executing the Subsidiary Guaranty and the Collateral Documents to which such Subsidiary is a party and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of the Subsidiary Guaranty and such Collateral Documents are in full force and effect and have not been modified or rescinded, (iv) an Intercompany Note executed and delivered by such Subsidiary evidencing all intercompany Indebtedness permitted with respect to such Subsidiary pursuant to subsection 7.1(iv) and cause such Intercompany Note to be pledged to Administrative Agent on behalf of Lenders under the applicable Collateral Document, and (v) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of the Subsidiary Guaranty, and such Collateral Documents, (c) the enforceability of the Subsidiary Guaranty and such Collateral Documents against such Subsidiary, and
(d) such other matters as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.


SECTION 7   COMPANY'S NEGATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1  INDEBTEDNESS.
     ------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by
     --------
     (a) an Intercompany Note that is pledged to Administrative Agent pursuant to the terms of the applicable Collateral Document or (b) the Global Note that is pledged to Administrative Agent pursuant to the terms of the applicable Collateral Documents; provided that Company shall cause the
                                      --------
     Global Note to be amended and restated in the form of an Intercompany Note in form and substance reasonably satisfactory to Administrative Agent on or before November 1, 1998, (b) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any wholly-owned Subsidiary of Company under any guaranty of the Obligations shall result in a pro
                                                                        ---
     tanto reduction of the amount of any intercompany Indebtedness owed by such
     -----
     wholly-owned Subsidiary to Company or to any of its wholly-owned Subsidiaries for whose benefit such payment is made;

          (v) Company and its Subsidiaries may become and remain liable with respect to Indebtedness secured by Liens permitted under subsection 7.2A(iii);

          (vi) Company and its Subsidiaries may remain liable with respect to Indebtedness existing on the Closing Date set forth in Schedule 7.1(vi);

          (vii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness of a Person existing at the time such Person is merged into or consolidated with Company or any Subsidiary of Company or becomes a Subsidiary of Company; provided that such Indebtedness was not
                                      --------
     incurred in connection with, in contemplation of, or with the purpose of financing such merger, consolidation or acquisition, provided, further that
                                                          --------  -------
     Company can demonstrate in form and substance satisfactory to Administrative Agent that, immediately before and after giving effect to the incurrence of such Indebtedness, (x) Company is in compliance on a pro forma basis with all covenants set forth in Section 7 of this Agreement and
     (y) there is no Potential Event of Default or Event of Default;

          (viii) Plitt may remain liable with respect to the Plitt Notes;

          (ix) so long as at the time of incurrence thereof no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may from time to time following the Closing Date issue debt Securities (the "ADDITIONAL INDEBTEDNESS"); provided that (a) such Additional Indebtedness is unsecured, (b) the
     --------
     maturity of such Additional Indebtedness is no earlier than November 30, 2003 and such Additional Indebtedness shall not have any amortization prior to November 30, 2003, (c) such Additional Indebtedness includes representations and warranties, covenants, events of default and other provisions that are not more restrictive or burdensome to Company or any of its Subsidiaries than the Plitt Notes are to Company and its Subsidiaries,
     (d) immediately before and after giving effect to the incurrence of such Additional Indebtedness (other than Additional Indebtedness the net proceeds of which are utilized to refinance the Plitt Notes) and to the application of the net proceeds of such incurrence, the Leverage Ratio shall be less than 4.0:1.00, (e) the mandatory redemption, retirement, sinking fund or payment provisions of such Additional Indebtedness do not require redemption, repurchase or payment of any amount in any circumstances which the Plitt Notes would not require redemption, repurchase or similar payment of any amount, (f) Company can demonstrate in form and substance satisfactory to Administrative Agent that, immediately before and after giving effect to the incurrence of such Additional

     Indebtedness, Company is in compliance on a pro forma basis with all covenants set forth in Section 7 of this Agreement through the Revolving Loan Commitment Termination Date, (g) such Additional Indebtedness is otherwise reasonably satisfactory in form and substance to Administrative Agent and Requisite Lenders, (h) none of Company's Subsidiaries incurs any Contingent Obligations with respect to such Additional Indebtedness and (i) Company applies the Net Debt Securities Proceeds of such Additional Indebtedness to prepay the Loans and reduce the Commitments pursuant to subsection 2.4A(iii)(c) to the extent required thereby;

          (x) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

          (xi) Company and its Subsidiaries may become and remain liable with respect to Indebtedness which refinances Indebtedness permitted under clause (ix) of this subsection 7.1; and

          (xii) non-wholly owned Subsidiaries may become and remain liable with respect to Investments by the Company and its Subsidiaries in such non-wholly owned Subsidiaries to the extent permitted by subsection 7.3(ix).

7.2  LIENS AND RELATED MATTERS.
     -------------------------

     A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)   Permitted Encumbrances;

          (ii)  Liens granted pursuant to the Collateral Documents;

          (iii) (A) Liens securing Indebtedness incurred to finance the acquisition, construction or improvement of any real property assets acquired or held by Company or any of its Subsidiaries in the ordinary course of business (hereinafter referred to individually as a "MORTGAGE"), and (B) purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by Company or any Subsidiary (hereinafter referred to individually as a "PURCHASE MONEY SECURITY INTEREST"); provided, however,
                                                            --------  -------
     that:

                (a) the aggregate amount of Indebtedness outstanding at any time secured by Mortgages and Purchase Money Security Interests shall not exceed $50,000,000 or the equivalent amount in any other currency;

                (b) the transaction in which any Mortgage or Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

                (c) any Mortgage or Purchase Money Security Interest shall attach only to the property or asset acquired, constructed or improved (in the case of a Mortgage) or acquired (in the case of a Purchase Money Security Interest) in such transaction and, in each case, shall not extend to or cover any other assets or properties of Company, or, as the case may be, a Subsidiary;

                (d) the Indebtedness secured or covered by any Mortgage or Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by Company or any Subsidiary;

          (iv) Other Liens securing Indebtedness in an aggregate amount not to exceed $30,000,000 or the equivalent amount in any other currency at any time outstanding;

          (v) Liens existing on the Closing Date set forth on Schedule 7.2(v) or extending (without increasing the amount of Indebtedness secured by such Lien at the time of such extension) any of the Liens set forth on Schedule 7.2(v);

          (vi) Liens securing Indebtedness permitted by subsection 7.1(vii) on property or assets of a Person existing at the time such Person is merged into or consolidated with Company or any Subsidiary of Company or becomes a Subsidiary of Company; provided that such Liens were not incurred in
                            --------
     connection with, in contemplation of, or for the purpose of facilitating the financing of, such merger, consolidation or acquisition; and

          (vii) Liens securing payment of Currency Agreements or Interest Rate Agreements in each case to the extent the counterparty to any such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale and (ii) Liens on properties leased in the ordinary course of business with respect to the property so leased, none of Company or any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien for the benefit of the Lenders upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except (i) as provided herein and in the Plitt Note Indenture,
(ii) for restrictions on non-wholly owned Subsidiaries, (iii) for customary provisions restricting subletting or assignment of leases, licenses and other contractual rights and obligations, and (iv) by reason of applicable law, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to
(i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3  INVESTMENTS; JOINT VENTURES.
     ---------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

          (iii) Company and its wholly-owned Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

          (iv) Company and its wholly-owned Subsidiaries may make and continue to own equity Investments in any Person which, upon the making of such Investments, is or becomes a wholly-owned Subsidiary of Company;

          (v) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                    ------------

          (vi)  [Intentionally Omitted]

          (vii)  Company and its Subsidiaries may make Investments constituting
     (a) accounts receivable arising, (b) prepaid film rentals, (c) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business or (d) refundable construction advances made with respect to the construction of properties that are to be used in the business of the Company or its wholly-owned Subsidiaries and that are not outstanding more than one year from the date made; provided
                                                                     --------
     that any Investments made pursuant to the preceding clause (d) that are not repaid within one year of being made shall be deemed to be Permitted Investments for the purpose of calculating compliance with subsection 7.3(ix) and subsection 7.7(iii);

          (viii) Company and its Subsidiaries may make Investments constituting
     (i) payroll advances, (ii) travel and entertainment advances and (iii) relocation loans to officers and employees of Company or any of its Subsidiaries in the ordinary course of business; provided, that the
                                                      --------
     aggregate amount of Investments permitted under this clause shall not exceed $2,500,000 or the equivalent amount in any other currency at any time outstanding; and

          (ix) Company and its Subsidiaries may make and continue to own Permitted Investments and Permitted Acquisitions; provided that (i) Company
                                                       --------
     and its Subsidiaries shall not make Permitted Investments and Permitted Acquisitions in an aggregate amount (net of the amount of loans, advances and Contingent Obligations constituting Permitted Investments that are repaid, released or cancelled, as the case may be, during the term of this Agreement) in excess of $200,000,000 or the equivalent amount in any other currency during the term of this Agreement and (ii) Company's non-wholly owned Subsidiaries shall not make Permitted Investments and Permitted Acquisitions in an aggregate amount (net of the amount of loans, advances and Contingent Obligations constituting such Permitted Investments that are repaid, released or cancelled, as the case may be, during the term of this Agreement) in excess of $20,000,000 or the equivalent amount in any other currency during the term of this Agreement; and provided further that if
                                                     -------- -------
     Company and its Subsidiaries have made Permitted Investments and Permitted Acquisitions equal to $200,000,000 or the equivalent amount in any other currency and the Leverage Ratio is less than 4.0:1.00, Company and its wholly-owned Subsidiaries may make additional Permitted Investments and Permitted Acquisitions until the Leverage Ratio is equal to or greater than 4.0:1.00;

provided, that the foregoing shall not prohibit any Subsidiary from making
--------
dividends or distributions to Company or any wholly-owned Subsidiary; and provided further, that any Investment which when made complies with the
-------- -------
requirements of the definition of the term Cash Equivalent may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

7.4  CONTINGENT OBLIGATIONS.
     ----------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

          (ii) Each of Company's Subsidiaries may become and remain liable with respect to Contingent Obligations arising under the Guaranty;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (iv) (A) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its wholly-owned Subsidiaries and (B) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness, Operating Leases or other obligations of any Joint Venture or non-wholly-owned Subsidiary; provided
                                                                      --------
     that the aggregate maximum liability of Company and its Subsidiaries with respect to the Contingent Obligations permitted under the preceding clause
     (B) shall not exceed $30,000,000 or the equivalent amount in any other currency at any time; provided further than the aggregate maximum liability
                           -------- -------
     of Company and its Subsidiaries with respect to the Contingent Obligations permitted under the preceding clause (B) shall be deemed to be a "Permitted Investment" for purposes of calculating to be included in such calculation upon the permanent release or cancellation of such Contingent Obligations;

          (v) The Company may become and remain liable with respect to Contingent Obligations in respect of the Plitt Notes; provided, however,
                                                           --------  -------
     that the principal amount of such Contingent Obligation shall not exceed the principal amount of the Plitt Notes; provided, further that, any such
                                              --------  -------
     Contingent Obligation shall be subordinate to the Obligations to the same extent, and on the same terms, as the Plitt Notes are so subordinated;

          (vi) Company and its Subsidiaries may remain liable with respect to the Contingent Obligations existing on the Closing Date set forth in
     Schedule 7.4(vi);

          (vii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum
                                              --------
     aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $20,000,000 or the equivalent amount in any other currency;

          (viii) Company and its Subsidiaries may become and remain liable with respect to guaranties of Operating Leases, construction contracts and other contracts and agreements of Company and its wholly-owned Subsidiaries entered into the ordinary course of business of Company and its wholly-owned Subsidiaries;

          (ix) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Currency Agreements and Interest Rate Agreements, in each case to the extent the counterparty to any such Currency Agreements and Interest Rate Agreements is (or at the time such Currency Agreement or Interest Rate Agreement was entered into, was) a Lender or an Affiliate of a Lender;

          (x) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of leases assumed by other Persons in connection with theatres that are closed by Company or any of its Subsidiaries, in each case to the extent Company or any of its Subsidiaries remains liable for any deficiencies thereunder; and

          (xi) Company and its Subsidiaries may remain liable with respect to Contingent Obligations in respect of the letters of credit set forth on
     Schedule 7.4(xi) annexed hereto; provided that the aggregate amount of such
     ----------------                 --------
     letters of credit issued by the Royal Bank of Canada shall not exceed CN$44,000; provided, further, that such letters of credit shall not be
                --------  -------
     reissued, renewed or extended beyond the expiration date of such letters of credit as in effect on the date hereof (except to the extent refinanced with a Letter of Credit issued under this Agreement in accordance with the terms hereof).

7.5  RESTRICTED JUNIOR PAYMENTS; CERTAIN OTHER PAYMENTS.
     --------------------------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that Company may make payments on the Additional Indebtedness as required by the terms of the instruments evidencing such Additional Indebtedness, and Company and Plitt may make payments on the Plitt Notes as required by the terms of the Plitt Notes, but subject, in each case to the subordination provisions contained therein; provided that (v)
                                                        --------
Company and Plitt may repurchase the Plitt Notes pursuant to the Plitt Change of Control Offer to the extent required; (w) Company and Plitt may repurchase, in one or a series of transactions, Plitt Notes; provided that (a) no Event of
                                              --------
Default or Potential Event of Default shall have occurred and be continuing at the time of such purchase or repurchase, and (b) immediately after giving effect to each such purchase or repurchase, Company is in compliance on a pro forma basis with all covenants set forth in Section 7 of this Agreement, (x) Plitt may redeem the Plitt Notes on the maturity date thereof strictly in accordance with the terms of the Plitt Indenture; provided, that (a) no Event of Default or
                                  --------
Potential Event of Default shall have occurred and be continuing at the time of such redemption and (b) immediately after giving effect to such redemption, Company is in compliance on a pro forma basis with all covenants set forth in
Section 7 of this Agreement, (y) Company may make payments in connection with the Business Combination Transactions on or before the Closing Date and in accordance with the terms of the Related Agreements, and (z) so long as no Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom, Company may purchase, redeem, acquire, cancel or otherwise retire for value shares of capital stock of Company, or warrants or options on any such shares or related stock appreciation rights or similar securities, in each case that are owned by officers or employees (or their estates or beneficiaries under their estates), upon the death, disability, retirement, termination of employment or pursuant to the terms of the stock option plan or any other agreement under which such shares of capital stock, options, related rights or similar securities were issued or under which they may be put or called; provided, that the aggregate cash consideration paid for
                      --------
such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of capital stock, options, related rights or similar securities shall not exceed $10,000,000 during the term of this Agreement.

7.6  FINANCIAL COVENANTS.
     -------------------

     A.   MAXIMUM TOTAL LEVERAGE RATIO.  Company shall not permit the ratio of
(i) Wholly-Owned Total Debt on the last day of a Fiscal Quarter ending during any of the periods set forth below to (ii) Annualized Pro Forma Wholly Owned EBITDA (plus (w) for the period ending on the last day of the first Fiscal Quarter ending after the Closing Date, $17,600,000, (x) for the period ending on the last day of the second Fiscal Quarter ending after the Closing Date, $17,600,000, (y) for the period ending on the last day of the third Fiscal Quarter ending after the Closing Date, $11,700,000 and (z) for the period ending on the last day of the fourth Fiscal Quarter ending after the Closing Date, $5,800,000) for the four-Fiscal Quarter period ending on such last day to exceed the correlative ratio indicated:

================================================================================
                 Period                      Maximum Total Leverage Ratio
--------------------------------------------------------------------------------
Closing Date - February 29, 2000                      5.25 : 1:00
--------------------------------------------------------------------------------
March 1, 2000 - February 28, 2001                     4.80 : 1.00
--------------------------------------------------------------------------------
March 1, 2001 - February 28, 2002                     4.60 : 1.00
--------------------------------------------------------------------------------
March 1, 2002 and thereafter                          4.25 : 1.00
================================================================================

     B. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Debt of Company and its Subsidiaries on the last day of a Fiscal Quarter ending during any of the periods set forth below to (ii) Annualized Pro Forma EBITDA of Company and its Subsidiaries (plus (w) for the period ending on the last day of the first Fiscal Quarter ending after the Closing Date, $17,600,000, (x) for the period ending on the last day of the second Fiscal Quarter ending after the Closing Date, $17,600,000, (y) for the period ending on the last day of the third Fiscal Quarter ending after the Closing Date, $11,700,000 and (z) for the period ending on the last day of the fourth Fiscal Quarter ending after the Closing Date, $5,800,000) for the four-Fiscal Quarter period ending on such last day (the "LEVERAGE RATIO") to exceed the correlative ratio indicated:

================================================================================
              Period                    Maximum Consolidated Leverage Ratio
--------------------------------------------------------------------------------
Closing Date - February 29, 2000                    5.00 : 1.00
--------------------------------------------------------------------------------
March 1, 2000 - February 28, 2001                   4.50 : 1.00
--------------------------------------------------------------------------------
March 1, 2001 - February 28, 2002                   4.25 : 1.00
--------------------------------------------------------------------------------
March 1, 2002 and thereafter                        3.75 : 1.00
================================================================================

     C. MINIMUM DEBT SERVICE COVERAGE RATIO. Company shall not permit the ratio of (i) Annualized Pro Forma Wholly Owned EBITDAR (plus (a) for the period ending on the last day of the first Fiscal Quarter ending after the Closing Date, $17,600,000, (b) for the period ending on the last day of the second Fiscal Quarter ending after the Closing Date, $17,600,000, (c) for the period ending on the last day of the third Fiscal Quarter ending after the Closing Date, $11,700,000 and (d) for the period ending on the last day of the fourth Fiscal Quarter ending after the Closing Date, $5,800,000) for any four-Fiscal Quarter period ending during any of the periods set forth below to (ii) the sum of (a) Wholly-Owned Total Debt Interest Expense for such period plus (b) Wholly
                                                                ----
Owned Rent Expense for such period to be less than the correlative ratio indicated.

================================================================================
              Period                    Minimum Debt Service Coverage Ratio
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Closing Date - February 29, 2000                     1.35 : 1.00
--------------------------------------------------------------------------------
March 1, 2000 - February 28, 2002                    1.40 : 1.00
--------------------------------------------------------------------------------
March 1, 2002 and thereafter                         1.45 : 1.00
================================================================================

In making the foregoing calculations, (A) pro forma effect shall be given to asset dispositions (including Asset Sales) and acquisitions (including the Business Combination Transactions) that occur during such reference period or thereafter and on or prior to the reporting date as if they had occurred on the first day of such reference period; and (B) pro forma effect shall be given to asset dispositions and asset acquisitions that have been made by any Person that has become a Subsidiary of Company or has been merged with or into the Company or any Subsidiary of Company during such reference period or subsequent to such period and on or prior to the reporting date as if such asset dispositions or asset acquisitions had occurred on the first day of such reference period; provided that, notwithstanding anything to the contrary
                  --------
contained in the sentence preceding this proviso, pro forma effect shall not be given to any cost savings, synergies or similar anticipated benefits from such asset dispositions and acquisitions to which pro forma effect would not be permitted to be given in pro forma financial information prepared in accordance with rules 11-01 and 11-02 of Regulation S-X.

7.7  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.
     ----------------------------------------------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sub-lessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any wholly-owned Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such
                                             --------
     a merger described in the foregoing clause (a) or (b), Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (as reasonably determined by the Board of Directors of Company);

          (iii) Company and its Subsidiaries may make Permitted Acquisitions and Permitted Investments; provided that (i) Company and its Subsidiaries
                                --------
     shall not make Permitted Acquisitions and Permitted Investments in an aggregate amount (net of the amount of loans, advances and Contingent Obligations constituting Permitted Investments that are repaid, released or cancelled, as the case may be, during the term of this Agreement) in excess of $200,000,000 or the equivalent amount in any other currency during the term of this Agreement and (ii) Company's non-wholly owned Subsidiaries shall not make Permitted Investments and Permitted Acquisitions in an aggregate amount (net of the amount of loans, advances and Contingent Obligations constituting such Permitted Investments that are repaid, released or cancelled, as the case may be, during the term of this Agreement) in excess of $20,000,000 or the equivalent amount in any other currency during the term of this Agreement; and provided further that if
                                                     -------- -------
     Company and its Subsidiaries have made Permitted Investments and Permitted Acquisitions equal to $200,000,000 or the equivalent amount in any other currency and the Leverage Ratio is less than 4.0:1.00, Company and its wholly-owned Subsidiaries may make additional Permitted Investments and Permitted Acquisitions until the Leverage Ratio is greater than or equal to 4.0:1.00;

          (iv) Company and its Subsidiaries may make Asset Sales in compliance with subsection 2.4A(iii); and

          (v) Company may cause the dissolution of any Subsidiary to the extent permitted by subsection 6.2.

7.8  FISCAL YEAR.
     -----------

     Company shall not change its Fiscal Year-end from February 28 or February 29, as the case may be, of each calendar year.

7.9  SALE OR DISCOUNT OF RECEIVABLES.
     -------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than sales for collection of defaulted receivables over 120 days past due.

7.10 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.
     ---------------------------------------------

     Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time in a comparable arms-length transaction from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction
--------
between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries; (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (iii) the Subject Transactions, (iv) the transactions set forth on Schedule 7.10 hereto, (v)
                                                 -------------
transactions contemplated by the Related Agreements, (vi) transactions contemplated in the Transition Services Agreements, or (vii) Restricted Junior Payments permitted by subsection 7.5.

7.11 DISPOSAL OF SUBSIDIARY STOCK.
     ----------------------------

     Except pursuant to the Collateral Documents and except for any sale of (x) 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7 and (y) in connection with the formation or sale of interests in Joint Ventures and non-wholly-owned Subsidiaries in compliance with subsection 2.4A(iii), Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, to a wholly-owned Subsidiary of Company, or to qualify directors if required by applicable law.

7.12 CONDUCT OF BUSINESS.
     -------------------

     From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the business of operating movie theatres and similar or related businesses and (ii) such other lines of business as may be consented to in writing by Requisite Lenders.

7.13 AMENDMENTS OF RELATED AGREEMENT; DOCUMENTS RELATING TO SUBORDINATED
     -------------------------------------------------------------------
     INDEBTEDNESS; AMENDMENTS OF MATERIAL DOCUMENTS.
     -----------------------------------------------

     A. Company shall not, and shall not permit any Subsidiary to, modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate any Related Agreement (other than (i) Subordinated Indebtedness which is governed by subsection 7.13B below and (ii) amendments or waivers which individually or together with all other amendments, waivers or changes made, would not be adverse to any Loan Party, any Agent or any Lender) without obtaining the written consent of Administrative Agent and Requisite Lenders.

     B. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness (or any documents, instruments or agreements pursuant to which such Subordinated Indebtedness is issued including, without limitation, the Plitt Indenture), or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Loan Party, any Agent or any Lender.

     C. Company shall not, and shall not permit any of its Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, its Certificate or Articles of

Incorporation, its Bylaws, its Certificate of Limited Partnership, Agreement of Limited Partnership or other organizational documents (other than amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Loan Party, any Agent or any Lender) without, in each case, obtaining the written consent of Administrative Agent and Requisite Lenders to such amendment or waiver.

SECTION 8    EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur:

8.1  FAILURE TO MAKE PAYMENTS WHEN DUE.
     ---------------------------------

     Failure by Company to pay any installment of principal on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2  DEFAULT IN OTHER AGREEMENTS.
     ---------------------------

     (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $5,000,000 or the equivalent amount in any other currency or more or with an aggregate principal amount of $10,000,000 or the equivalent amount in any other currency or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); provided, however, that no such Event of Default
                           --------  -------
shall be deemed to occur as a result of an event of default under Section 6.01(h) of the Plitt Indenture solely to the extent that such event of default occurs as a direct result of the Business Combination Transactions; or

8.3  BREACH OF CERTAIN COVENANTS.
     ---------------------------

     Failure of Company to perform or comply with any term or condition contained in subsection 2.4, 2.5 or 6.2 or Section 7 of this Agreement; or

8.4  BREACH OF WARRANTY.
     ------------------

     Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.
     -----------------------------------

     Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company or such Subsidiary becoming aware of such default or (ii) receipt by Company or such Subsidiary of notice from Agent or any Lender of such default; or

8.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
     -----------------------------------------------------

     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Significant Subsidiaries in an involuntary case or similar proceeding under the Bankruptcy Code or under any other Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or (ii) an involuntary case or similar proceeding shall be commenced against Company or any of its Significant Subsidiaries under the Bankruptcy Code or under any other Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Significant Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment or similar proceeding of an interim receiver, trustee or other custodian of Company or any of its Significant Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Significant Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
     ---------------------------------------------------

     (i) Company or any of its Significant Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case or similar proceeding under the Bankruptcy Code or under any other Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case or similar proceeding, or to the conversion of an involuntary case or similar proceeding to a voluntary case or similar proceeding, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Significant Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Significant Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Significant Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii); or

8.8  JUDGMENTS AND ATTACHMENTS.
     -------------------------

     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or the equivalent amount in any other currency or (ii) in the aggregate at any time an amount in excess of $10,000,000 or the equivalent amount in any other currency (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Significant Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9  DISSOLUTION.
     -----------

     Any order, judgment or decree shall be entered against Company or any of its Significant Subsidiaries decreeing the dissolution or split up or similar proceeding of Company or that Significant Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10 EMPLOYEE BENEFIT PLANS.
     ----------------------

     There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $15,000,000 or the equivalent amount in any other currency during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $20,000,000 or the equivalent amount in any other currency; or

8.11 CHANGE IN CONTROL.
     -----------------

     There shall have occurred a Change of Control; or

8.12 INVALIDITY OF GUARANTY.
     ----------------------

     The Guaranty for any reason, other than the satisfaction in full of all Obligations or the release of the Guaranty in accordance with its terms and the terms of this Agreement, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party denies that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

8.13 FAILURE OF SECURITY.
     -------------------

     Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Administrative Agent shall not have or cease to have a valid and perfected First Priority security interest in the Collateral:

     THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the
                                                      --------
foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

     Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

     Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


SECTION 9   AGENT

9.1  APPOINTMENT.
     -----------

     BTCo is hereby appointed Administrative Agent and each of BTCo, Bank of America NT&SA, The Bank of New York and Credit Suisse First Boston is hereby appointed a Co-Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes each such Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents.
Except as to the determination of the satisfaction of certain conditions set forth in subsection 4.1, the Co-Syndication Agents shall have no duties or obligations under this Agreement or the other Loan Documents. Each such Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties as an Agent under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

9.2  POWERS AND DUTIES; GENERAL IMMUNITY.
     -----------------------------------

     A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each such Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No

Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of Company to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, no Agent shall have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. EXCULPATORY PROVISIONS. Neither any Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent ("ACTING AGENT") or any other Agent under or in connection with any of the Loan Documents except to the extent caused by Acting Agent's gross negligence or willful misconduct. If any Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Each Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3  REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF
     ------------------------------------------------------------------
     CREDITWORTHINESS.
     ----------------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4  RIGHT TO INDEMNITY.
     ------------------

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as an Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable
                                       --------
for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5  SUCCESSOR AGENT.
     ---------------

     Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and any Agent may be removed at any time with cause by an instrument or concurrent instruments in writing delivered to Company and such Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent to the retiring or removed Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent to the retiring or removed Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

9.6  COLLATERAL DOCUMENTS AND GUARANTY.
     ---------------------------------

     Each Lender hereby further authorizes Administrative Agent to enter into each Collateral Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Collateral Document; provided that, subject to any provision of subsection 10.6 requiring the consent
--------
of any additional Lenders, Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranty without the prior consent of Requisite Lenders, but Administrative Agent may (i) release any Lien covering any items of Collateral that are the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have consented and (ii) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to a Person that is not any Affiliate of Company pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.


SECTION 10   MISCELLANEOUS

10.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.
     -------------------------------------------------------------

     A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation
            --------
shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in
       --------  -------
clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); and provided, further that no such sale, assignment, transfer or
               --------  -------
participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Tranche A Revolving Loan Commitment and the Tranche A Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided further that no Lender shall sell any participation to a Person
    -------- -------
that is a Non-U.S. Person that is unable to deliver to such Lender either an Internal Revenue Service Form 4224 or Form 1001 pursuant to clause (x) of subsection 2.7B(iii)(a). Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B.   ASSIGNMENTS.

          (i)  Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
               --------------------------------
     of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Administrative Agent and Company (which consent shall not be unreasonably withheld). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent and Company pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (z) the assigning Lender
     thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, subject to subsection 10.9B (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to
             --------
     the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV-A or Exhibit IV-B annexed hereto, as the case may be,
             ------------    ------------
     with appropriate insertions, to reflect the new Commitments, of the assignee and/or the assigning Lender.

          (ii)  Acceptance by Administrative Agent; Recordation in Register.
                -----------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

          (iii) In the event that any Lender shall be or become a Competitor, then Company shall have the right but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee (a "Replacement Lender") acceptable to Company and the Administrative Agent (such consent not to be unreasonably withheld or delayed; provided, that no such consent shall be required if the
              --------
     Replacement Lender is an existing Lender). Subject to the preceding sentence, each such Lender which is a Competitor hereby agrees to transfer and assign all of its Commitments, Loans, Letters of Credit or participations therein or other Obligations owed to it to such Replacement Lender in accordance with subsection 10.1B(i) and (ii); provided, however,
                                                             --------  -------
     that (i) such assignment shall be without recourse, representation or warranty (other than to the effect that such Lender owns the Commitments, Loans and Letters of Credit or participations therein or other Obligations being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the aggregate amount of such Lender's Loans and its Pro Rata Share of outstanding Letters of Credit, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts, owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

          (iv) Upon the effective date of an assignment described in clause
     (iii), Company shall issue a replacement Note or Notes, as the case may be, to such Replacement Lender and such Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

     C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledges and agrees that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be
      --------
relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

10.2 EXPENSES.
     --------

     Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the reasonable costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent and each of the other Agents (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to the Loan Documents, including without limitation costs of conducting record searches, examining Collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, fees and expenses of counsel for providing such opinions as Agents or Requisite Lenders may reasonably request, and fees and expenses of legal counsel to Administrative Agent; (v) all other actual and reasonable costs and expenses incurred by Agents in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agents and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3 INDEMNITY.
     ---------

     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend, indemnify, pay and hold harmless Agents and Lenders, and the officers, directors, employees, agents and affiliates of Agents and Lenders (collectively called the "INDEMNITIES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Company with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided, however, that
                                                     --------  -------
Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

     Without limiting the generality of the foregoing, Company further agrees to fully and promptly pay, perform, discharge, defend (subject to Indemnitee's selection of counsel), indemnify and hold harmless each Indemnitee from and against any Indemnified Environmental Liabilities; provided that Company shall
                                                   --------
not have any obligation to any Indemnitee hereunder with respect to any Indemnified Environmental Liabilities to the extent such Indemnified Environmental Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Environmental Liabilities incurred by the Indemnities or any of them. As used herein, "INDEMNIFIED ENVIRONMENTAL LIABILITIES" means any liabilities, obligations, losses, damages (including, without limitation, natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including, without limitation, the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials or any activity relating to Hazardous Materials that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim), expenses and disbursements of any kind or nature whatsoever, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of: (i) any Release, threatened Release or disposal of any Hazardous Materials at any of the Facilities; (ii) the Release, threatened Release, or disposal at any location of any Hazardous Materials generated at or originating from any of the Facilities by or at the direction of Company or any of its Subsidiaries; (iii) any Environmental Claim in connection with any of the Facilities; or (iv) the operation of or violation of any Environmental Law at any of the Facilities.

10.4 SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.
     ----------------------------------------------

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and after consultation with Administrative Agent each Lender is hereby authorized by Company at any time or from time to time, without prior notice to Company or to any other Person, any such prior notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5 RATABLE SHARING.
     ---------------

     AMOUNTS OWED BY COMPANY. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under any other Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender from Company hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE FROM COMPANY" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due From Company to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to
purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due From Company to the other Lenders so that all such recoveries of Aggregate Amounts Due From Company shall be shared by all Lenders in proportion to the Aggregate Amounts Due From Company to them; provided that if all or part of such proportionately greater payment
         --------
received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6 AMENDMENTS AND WAIVERS.
     ----------------------

     A. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Company and Requisite Lenders; provided that any such
                                                      --------
amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Pro Rata Share and Requisite Lenders on substantially the same basis as the extensions of credit set forth in this Agreement on the date hereof); changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal) of any of the Loans; postpones the date on which any interest or any fees are payable to Lenders; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable to Lenders hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amounts or postpones the due date of any amount payable in respect of, or extends the required expiration date beyond the Revolving Loan Commitment Termination Date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral (except as expressly provided in the Loan Documents); or releases any Loan Party from its obligations under the Guaranty in each case other than in accordance with the terms of the Loan Documents or changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders affected thereby; provided further that no such amendment, modification,
                  -------- -------
termination, waiver or consent shall increase the Commitments of a Lender over the amount hereof then in effect without the consent of such Lender. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing by or on behalf of Agents, Requisite Lenders and Company, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

     B. REPLACEMENT OF LENDER. If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by the first proviso to subsection 10.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either
(A) replace each such non-consenting Lender or Lenders with one or more Persons satisfying the requirements of the definition of Eligible Assignee (each such Person being a "REPLACEMENT LENDER") so long as at the time of such replacement each outstanding Loan, Letter of Credit and other Obligations owed to each such Lender being replaced is repaid in full and so long as each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments and/or repay in full each outstanding Loan, Letters of Credit and other Obligations owed to such Lender; provided that, unless the Commitments that are terminated,
                     --------
and Loans, Letters of Credit and other Obligations repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Requisite Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event Company shall not have the
                 -------- -------
right to replace a Lender, terminate its Commitments or repay its Loans, Letters of Credit and other Obligations owed to such Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 10.6A.

10.7  INDEPENDENCE OF COVENANTS.
      -------------------------

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8  NOTICES.
      -------

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to any Agent shall not be
                        --------
effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
      ------------------------------------------------------

      A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

      B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5, and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
      -----------------------------------------------------

      No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11 MARSHALLING; PAYMENTS SET ASIDE.
      -------------------------------

      Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to any Agent or Lenders (or to any Agent for the benefit of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12 SEVERABILITY.
      ------------

      In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.
      ----------------------------------------------------------

      The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14 HEADINGS.
      --------

      Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15 APPLICABLE LAW.
      --------------

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND

ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Each Letter of Credit shall be governed by, and shall be construed and enforced in accordance with, the laws or rules designated in such Letter of Credit, or if no such laws or rules are designated, the Uniform Customs and Practices for Documentary Credits (1993 Revisions), International Chamber of Commerce, Publication No. 500 (the "UNIFORM CUSTOMS") and as to matters not governed by the Uniform Customs, the laws of the State of New York.

10.16 SUCCESSORS AND ASSIGNS.
      ----------------------

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the permitted successors and permitted assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). None of Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
      ----------------------------------------------

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 10.8, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

10.18 WAIVER OF JURY TRIAL.
      --------------------

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19 CONFIDENTIALITY.
      ---------------

      Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may after the proposed recipient of such information has agreed in writing to be bound by this subsection 10.19, make disclosures to Affiliates (other than any Affiliate that is a Competitor) of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically
                                      --------
prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that
                                                         --------  -------
in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20 COUNTERPARTS; EFFECTIVENESS.
      ---------------------------

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                         COMPANY:

                         LOEWS CINEPLEX ENTERTAINMENT
                         CORPORATION

                         By:  /s/ John J. Walker
                              ____________________________________
                              Name:  John J. Walker
                              Title: Senior Vice President and
                                     Chief Financial Officer

                         Notice Address:

                         711 Fifth Avenue, 11th Floor
                         New York, New York  10022
                         Attention:  Lawrence J. Ruisi

                         With a copy to:

                         Loews Cineplex Entertainment Corporation
                         711 Fifth Avenue, 11th Floor
                         New York, New York  10022
                         Attention:  General Counsel

                         LENDERS:

                         BANKERS TRUST COMPANY,
                         as Administrative Agent, Co-Syndication Agent and as a Lender


                         By:  /s/ James Reilly
                              _________________________________________
                              Name:  James Reilly
                              Title: Vice President


                         Notice Address:

                         130 Liberty Street
                         New York, New York  10006
                         Attention: James Reilly
                         Telephone: (212) 250-9545
                         Facsimile: (212) 250-7218

                         CREDIT SUISSE FIRST BOSTON,
                         as a Co-Syndication Agent and as a

               Lender

                         By:  /s/ Judith E. Smith
                              ______________________________
                              Name:  Judith E. Smith
                              Title: Director

                         By:  /s/ Todd C. Morgan
                              ______________________________
                              Name:  Todd C. Morgan
                              Title: Director


                         Notice Address:

                         11 Madison Avenue
                         New York, New York  10010
                         Attention: Judith Smith
                         Telephone: (212) 325-9174
                         Facsimile: (212) 325-8314

                         BANK OF AMERICA NT&SA,
                         as a Co-Syndication Agent and as a

               Lender

                         By:  /s/ Jon M. Varnell
                              ___________________________
                              Name:  Jon M. Varnell
                              Title: Managing Director

                         Notice Address:

                         555 South Flower
                         11th Floor
                         Los Angeles, California 90071
                         Attention: Jeff Bailard
                         Telephone: (213) 228-2891
                         Facsimile: (213) 228-2641

                         THE BANK OF NEW YORK,
                         as a Co-Syndication Agent and as a

               Lender

                         By:  /s/ Geoffrey C. Brooks
                              ____________________________
                              Name:  Geoffrey C. Brooks
                              Title: Vice President


                         Notice Address:

                         One Wall Street
                         New York, New York  10286
                         Attention: Geoffrey C. Brooks
                         Telephone: (212) 635-8475
                         Facsimile: (212) 635-8593

                         ABN AMRO BANK N.V.


                         By:  /s/ Paul de Klerk
                              _______________________________
                              Name:  Paul de Klerk
                              Title: Vice President

                         By:  /s/ Anne-Maureen Sarfati
                              _______________________________
                              Name:  Anne-Maureen Sarfati
                              Title: Vice President


                         Notice Address:

                         500 Park Avenue
                         3rd Floor
                         New York, New York  10022
                         Attention:  Thomas Heslenfeld
                         Telephone: (212) 446-4271
                         Facsimile: (212) 757-6114

                         THE BANK OF NOVA SCOTIA


                         By:  /s/ Terry K. Fryett
                              ______________________________
                              Name:  Terry K. Fryett
                              Title: Authorized Signatory

                         Notice Address:

                         One Liberty Plaza
                         New York, New York  10006
                         Attention:  Vincent J. Fitzgerald, Jr.
                         Telephone: (212) 225-5042
                         Facsimile: (212) 225-5090

                         THE BANK OF TOKYO MITSUBISHI TRUST


                         By:  /s/ Glenn B. Eckert
                              ___________________________
                              Name:  Glenn B. Eckert
                              Title: Vice President

                         Notice Address:

                         1251 Avenue of the Americas
                         12th Floor
                         New York, New York 10020
                         Attention:  Glenn Eckert
                         Telephone: (212) 782-4559
                         Facsimile: (212) 782-4935

                         BARCLAYS BANK PLC


                         By:  /s/ Les Bek
                              ______________________________
                              Name:  Les Bek
                              Title: Director

                         Notice Address:

                         388 Market Street
                         Suite 1700
                         San Francisco, CA 94111
                         Attention:  Emeline Brown
                         Telephone: (415) 765-4705
                         Facsimile: (415) 765-4760

                         COMPAGNIE FINANCIERE DE CIC ET DE
                         L'UNION EUROPEENNE


                         By:  /s/ Anthony Rock        By: /s/ Brian O'Leary
                              ______________________      ___________________
                              Name:  Anthony Rock         Name:  Brian O'Leary
                              Title: Vice President       Title: Vice President

                         Notice Address:

                         520 Madison Avenue
                         37th Floor
                         New York, New York 10022
                         Attention:  Anthony Rock
                         Telephone: (212) 715-4666
                         Facsimile: (212) 715-4535

                         THE DAI-ICHI KANGYO BANK, LTD.


                         By:  /s/ Kasuki Shimizu
                              __________________________
                              Kasuki Shimizu
                              Vice President

                         Notice Address:

                         One World Trade Center
                         38th Floor
                         New York, New York 10048
                         Attention:  Frank Bertelle
                         Telephone: (212) 432-6639
                         Facsimile: (212) 524-0579

     ERSTE BANK DER OESTERREICHISCHEN
     SPARKASSEN AG


     By:  /s/ David Manheim                   By:  /s/ John Runnion
          _______________________________          _______________________
          Name:  David Manheim                     Name:  John Runnion
          Title: Assistant Vice President          Title: First Vice President

     Notice Address:

     280 Park Avenue
     West Building
     32nd Floor
     New York, New York 10017
     Attention:  David Manheim
     Telephone: (212) 984-5633
     Facsimile: (212) 984-5627

                         THE FUJI BANK, LIMITED - NEW YORK
                         BRANCH


                         By:  /s/ Teiji Teramoto
                              ________________________________
                              Name:  Teiji Teramoto
                              Title: Vice President & Manager

                         Notice Address:

                         Two World Trade Center
                         79th Floor
                         New York, New York 10048
                         Attention:  Mark Gronich
                         Telephone: (212) 898-2082
                         Facsimile: (212) 898-2399

                         THE INDUSTRIAL BANK OF JAPAN, LIMITED


                         By:  /s/ Jeffrey Cole
                              ________________________________
                              Name:  Jeffrey Cole
                              Title: Senior Vice President

                         Notice Address:

                         New York Branch
                         1251 Avenue of the Americas
                         New York, New York 10020-1104
                         Attention:  William Kennedy
                         Telephone: (212) 282-3516
                         Facsimile: (212) 282-4490

                         RIGGS BANK, N.A.


                         By:  /s/ Louanne Baily
                              ________________________
                              Name:  Louanne Baily
                              Title: Vice President

                         Notice Address:

                         808 17th Street, N.W.
                         10th Floor
                         Washington, D.C. 20006
                         Attention:  Louanne Baily
                         Telephone: (202) 835-5037
                         Facsimile: (202) 835-5977

                         SUMMIT BANK


                         By:  /s/ Wayne R. Trotman
                              _________________________
                              Name:  Wayne R. Trotman
                              Title: Vice President &
                                     Regional Manager

                         Notice Address:

                         750 Walnut Avenue
                         3rd Floor
                         Cranford, New Jersey 07016
                         Attention:  Bruce A. Gray
                         Telephone: (908) 709-5340
                         Facsimile: (908) 709-6433

                         THE TOYO TRUST & BANKING CO., LTD.


                         By:  /s/ T. Mikumo
                              _______________________________
                              Name:  T. Mikumo
                              Title: Vice President

                         Notice Address:

                         666 Fifth Avenue
                         33rd Floor
                         New York, New York 10103-3395
                         Attention:  Nicholas A. Fiore
                         Telephone:  (212) 307-3405
                         Facsimile: (212) 307-3498

                         THE MITSUBISHI TRUST AND BANKING
                         CORPORATION


                         By:  /s/ Beatrice Kossodo
                              ___________________________
                              Name:  Beatrice Kossodo
                              Title: Senior Vice President

                         Notice Address:

                         520 Madison Avenue
                         25th Floor
                         New York, New York 1022
                         Attention:  Bea Kossado
                         Telephone: (212) 891-8363
                         Facsimile: (212) 755-2349